EXPERIENCE

ANNUAL REPORT

OCTOBER 31, 2005

Travelers Series Fund Inc.

Smith Barney Large Cap Value Portfolio

Smith Barney Large Capitalization Growth Portfolio

Smith Barney Mid Cap Core Portfolio

Smith Barney Aggressive Growth Portfolio

Smith Barney International All Cap Growth Portfolio

NOT  FDIC  INSURED  •  NO  BANK  GUARANTEE  •  MAY  LOSE  VALUE

Travelers Series Fund Inc.

Annual Report  •  October 31, 2005

What’s

Inside

Under a licensing agreement between Citigroup and Legg Mason, the names of funds, the names of any classes of shares of funds, and the names of investment advisers of funds, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason and its affiliates, as well as the Funds’ investment manager, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy was surprisingly resilient during the fiscal year. While surging oil prices, rising interest rates, and the impact of Hurricanes Katrina and Rita threatened to derail the economic expansion, growth remained solid throughout the period. After a 3.3% advance in the second quarter of 2005, third quarter gross domestic product (“GDP”)i growth grew to 4.3%, marking the tenth consecutive quarter in which GDP growth grew 3.0% or more.

As expected, the Federal Reserve Board (“Fed”)ii continued to raise interest rates in an attempt to ward off inflation. After raising rates three times from June 2004 through September 2004, the Fed increased its target for the federal funds rateiii in 0.25% increments eight additional times over the reporting period. The Fed again raised rates in early November, after the Funds’ reporting period had ended. All told, the Fed’s twelve rate hikes have brought the target for the federal funds rate from 1.00% to 4.00%. This represents the longest sustained Fed tightening cycle since 1976-1979.

During the 12-month period covered by this report, the U.S. stock market generated solid results, with the S&P 500 Indexiv returning 8.72%. Generally positive economic news, relatively benign core inflation, and strong corporate profits supported the market during much of the period.

Looking at the fiscal year as a whole, mid-cap stocks generated superior returns, with the Russell Midcapv, Russell 1000vi, and Russell 2000vii Indexes returning 18.09%, 10.47%, and 12.08%, respectively. From a market style perspective, value-oriented stocks significantly outperformed their growth counterparts, with the Russell 3000 Valueviii and Russell 3000 Growthix Indexes returning 11.96% and 8.99%, respectively.

Travelers Series Fund Inc.         1

International stocks generated strong returns over the fiscal year, with the MSCI EAFE Growth Indexx returning 17.65% during the 1-year period ended October 31, 2005. European stocks were supported by increased confidence over the strength of corporate earnings. Japanese stocks also performed well, as investors became increasingly optimistic regarding the country’s long anemic economy. In addition, the landslide victory of Prime Minister Koizumi’s Liberal Democratic Party improved market sentiment, especially among non-Japanese investors.

Within this environment, the Funds performed as follows:

Fund Performance as of October 31, 2005 (unaudited)
	6 Months	12 Months

Smith Barney Large Cap Value Portfolio	7.43%	10.26%

S&P 500/Barra Value Index	6.44%	10.17%

Lipper Variable Large-Cap Value Funds Category Average	4.34%	9.27%

Smith Barney Large Capitalization Growth Portfolio	9.92%	10.74%

Russell 1000 Growth Index	7.59%	8.81%

Lipper Variable Large-Cap Growth Funds Category Average	9.93%	11.36%

Smith Barney Mid Cap Core Portfolio	10.81%	12.33%

S&P MidCap 400 Index	11.33%	17.65%

Lipper Variable Mid-Cap Core Funds Category Average	10.54%	16.29%

Smith Barney Aggressive Growth Portfolio	15.56%	16.94%

Russell 3000 Growth Index	8.04%	8.99%

Lipper Variable Multi-Cap Growth Funds Category Average	12.84%	14.64%

Smith Barney International All Cap Growth Portfolio	7.53%	16.21%

MSCI EAFE Growth Index	8.63%	17.65%

Lipper Variable International Growth Funds Category Average	9.60%	18.01%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.citigroupam.com.
Fund returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses.
Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended October 31, 2005 and include the reinvestment of all distributions, including returns of capital, if any. Returns were calculated among the 97 funds for the six-month period and among the 94 funds for the 12-month period in the variable large-cap value funds category. Returns were calculated among the 185 funds for the six-month period and among the 184 funds for the 12-month period in the variable large-cap growth funds category. Returns were calculated among the 82 funds for the six-month period and among the 77 funds for the 12-month period in the variable mid-cap core funds category. Returns were calculated among the 117 funds for the six-month period and among the 116 funds for the 12-month period in the variable multi-cap growth funds category. Returns were calculated among the 57 funds for the six-month period and among the 50 funds for the 12-month period in the variable international growth funds category.

2         Travelers Series Fund Inc.

Please read on for a more detailed look at prevailing economic and market conditions during the Funds’ fiscal year and to learn how those conditions have affected Funds performance.

Special Shareholder Notice

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management, to Legg Mason, Inc. (“Legg Mason”). As a result, the Funds’ investment manager, Smith Barney Fund Management LLC (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a whole-owned subsidiary of Legg Mason. Completion of the sale caused the existing investment management contracts to terminate. Each Fund’s shareholders previously approved a new investment management contract between the Funds and the Manager, which became effective December 1, 2005.

Information About Your Fund

As you may be aware, several issues in the mutual fund industry have recently come under the scrutiny of federal and state regulators. The Funds’ Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Funds’ response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Funds have been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important information concerning the Funds and their Manager with regard to recent regulatory developments is contained in the Notes to the Financial Statements included in this report.

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As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

December 1, 2005

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]	The Russell Midcap Index measures the performance of the 800 smallest companies in the Russell 1000 Index whose average market capitalization was approximately $4.7 billion as of 6/24/05.

vi	The Russell 1000 Index measures the performance of the 1,000 largest companies in the Russell 3000 Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index.

vii	The Russell 2000 Index measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which represents approximately 8% of the total market capitalization of the Russell 3000 Index.

viii	The Russell 3000 Value Index measures the performance of those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth values. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.)

ix	The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

[x]	The MSCI EAFE Growth Index is an unmanaged index of growth stocks of companies located in Europe, Australasia and the Far East.

4         Travelers Series Fund Inc.

Manager Overview

Smith Barney Large Cap Value Portfolio

Q. What were the overall market conditions during the Fund’s reporting period?

A. There was no shortage of problems for the U.S. economy to overcome during the reporting period. These included record high oil prices, rising short-term interest rates, the devastation inflicted by Hurricanes Katrina and Rita, geopolitical issues and falling consumer confidence. However, the economy proved to be surprisingly resilient during the fiscal year.

The Federal Reserve Board (“Fed”)i continued to raise interest rates over the period in an attempt to ward off inflation. All told, the Fed’s eleven rate hikes have brought the target for the federal funds rateii from 1.00% to 3.75%. This represents the longest sustained Fed tightening cycle since 1976-1979. Following the end of the Fund’s reporting period, at its November meeting, the Fed once again raised the target rate by 0.25% to 4.00%.

The top-performing sector of the S&P 500 Indexiii was energy, gaining 33.71% during the period. Other leading sectors included utilities (23.86%) and consumer staples (10.18%). All sectors had positive returns during the period with the exception of consumer discretionary (-1.06%) and telecommunications (-0.46%).

Performance Update1

For the 12 months ended October 31, 2005, the Smith Barney Large Cap Value Portfolio returned 10.26%. The Fund outperformed its unmanaged benchmark, the S&P 500/Barra Value Index,iv which returned 10.17% for the same period. It also outperformed the Lipper Variable Large-Cap Value Funds Category Average2, which increased 9.27%.

Q. What were the most significant factors affecting Fund performance?

A. The Fund’s outperformance relative to the S&P 500/Barra Value Index during the period was attributable to both sector allocation and security selection. An overweight position in both energy and technology contributed positively to performance; however, this benefit was partially offset by the underweight position in utilities and the overweight position in consumer discretionary, which held back performance. Security selection was strongest in the consumer discretionary and consumer staples sectors and weakest in the technology and health care sectors.

[1]	The Fund is an underlying investment option of various variable annuity and variable life insurance products. The Fund’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Fund. Past performance is no guarantee of future results.

[2]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 94 funds in the Fund’s Lipper category.

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What were the leading contributors to performance?

A. Top contributors during the period included Altria Group Inc., ENSCO International Inc., Marathon Oil Corp., Loews Corp. and Boeing Co.

What were the leading detractors from performance?

A. Stocks that detracted from performance came from a number of different sectors and included Lexmark International Inc., Pfizer Inc., News Corp., Solectron Corp. and Sprint Nextel Corp. In October, Lexmark shares fell sharply after the company pre-announced it was slashing its profit forecast. The company underestimated the competitive pressures in the printer industry and was forced to cut prices to stem market share losses. We sold our position in the Fund since we believe the investment thesis is impaired.

Q. Were there any significant changes to the Fund during the reporting period?

A. During the period, we have reduced our technology and utilities exposure in the portfolio and increased our financials weighting. We are currently overweight in the consumer staples, health care and energy sectors and underweight in the financials, utilities and materials sectors versus the S&P 500/Barra Value Index.

Thank you for your investment in the Smith Barney Large Cap Value Portfolio. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Fund’s investment goals.

Sincerely,

Mark J. McAllister, CFA Co-Portfolio Manager	Robert Feitler Co-Portfolio Manager

December 1, 2005

6         Travelers Series Fund Inc. 2005 Annual Report

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Altria Group Inc. (3.4%), Bank of America Corp. (3.3%), Sprint Nextel Corp. (3.1%), News Corp., Class B Shares (2.3%), American International Group Inc. (2.3%), Total SA, Sponsored ADR (2.3%), Capital One Financial Corp. (2.3%), Merrill Lynch & Co. Inc. (2.2%), ENSCO International Inc. (2.2%) and Wells Fargo & Co. (2.1%). Please refer to pages 37 through 40 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Financials (30.2%), Consumer Discretionary (13.1%), Energy (11.3%), Health Care (9.7%) and Consumer Staples (8.3%). The Fund’s portfolio composition is subject to change at any time.

RISKS: Keep in mind, common stocks are subject to market fluctuations. Foreign stocks are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iv	The S&P 500/Barra Value Index is a market-capitalization weighted index of stocks in the S&P 500 having lower price-to-book ratios relative to the S&P 500 as a whole.

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Manager Overview

Smith Barney Large Capitalization Growth Portfolio

Special Shareholder Notice

Effective November 1, 2005, the management fee payable by Smith Barney Large Capitalization Growth Portfolio is calculated in accordance with the following breakpoint schedule with the management fee reduced at breakpoints at asset levels over $1 billion:

Breakpoint Schedule Based on Net Assets of the Fund	Management Fee
First $1 Billion	0.750%

Next $1 Billion	0.725%

Next $3 Billion	0.700%

Next $5 Billion	0.675%

Over $10 Billion	0.650%

Q. What were the overall market conditions during the Fund’s reporting period?

A. Despite a number of setbacks and obstacles, the domestic economy continued to expand during the 12-month reporting period. The major roadblocks to progress were the same for much of the past year: the Federal Reserve Board (“Fed”)i continued to raise interest rates; oil and energy prices reached new record highs; and the effects of the hurricanes on the Gulf Coast. The price of oil skyrocketed throughout the year, from $43 per barrel at the start of 2005 to a high of just under $70 at the end of August, as a result of tension in the Middle East, increased demand from China, labor strikes in Venezuela, and weather-related supply interruptions. Several of these factors, especially higher energy prices, have weighed heavily on the consumer resulting in some reining-in of consumer spending. The housing market continued at a torrid pace throughout the year, showing signs of cooling only in the last few months, despite increasing short-term interest rates throughout the year and recent credit tightening from banks. The war in Iraq continued to put a strain on international relations and domestic spending. The continued dual deficits (both trade and budget deficits) have become a concern to the market with regard to their effect on long-term growth.

While the market experienced some short-term volatility during the period, especially in the first quarter of 2005, the domestic stock market in general registered gains over the past twelve months. However, most of the gains occurred at the end of 2004 following the Presidential election. With the uncertainty from the election removed, the S&P 500 Indexii rallied over 7% from Election Day until the end of year. But in 2005, the equity market has stayed within a narrow range, with the S&P 500 Index ending the third quarter of 2005 virtually flat for the year. In general, market leadership over the period came from the mid- and small-cap stocks, as large-caps had positive returns but lagged their smaller counterparts, while value-oriented stocks continued to outperform growth-oriented stocks.

8         Travelers Series Fund Inc. 2005 Annual Report

Performance Update1

For the 12 months ended October 31, 2005, the Smith Barney Large Capitalization Growth Portfolio, returned 10.74%. The Fund outperformed its unmanaged benchmark, the Russell 1000 Growth Index,iii which returned 8.81% for the same period. The Fund’s Lipper Variable Large-Cap Growth Funds Category Average2 increased 11.36% over the same time frame.

Q. What were the most significant factors affecting Fund performance?

A. Compared to the benchmark index, the Portfolio’s sector allocation had a negative effect on performance while stock selection had a significant positive effect. Stock selection in information technology, consumer staples and health care made a significant contribution to performance, while sector allocation in energy and consumer discretionary had a negative effect on performance.

What were the leading contributors to performance?

A. In terms of individual stock holdings, the leading contributors to performance included positions in Genentech Inc. and Amgen Inc. in health care, Gillette Co. in consumer staples (which was acquired by Procter & Gamble Co. during the period) and Motorola Inc. and Red Hat Inc., both in information technology.

What were the leading detractors from performance?

A. In terms of individual stock holdings, the leading detractors from performance included positions in Biogen Idec Inc. and Pfizer Inc. in health care, Xilinx Inc., Lucent Technologies Inc. and Juniper Networks Inc. in information technology, and Expedia Inc. (which was spun-off from IAC/InterActive Corp. during the period) in consumer discretionary.

Q. Were there any significant changes to the Fund during the reporting period?

A. New positions established during the period included Bed Bath & Beyond Inc., Amazon.com Inc. and new spin-off Expedia Inc. in consumer discretionary, as well as Yahoo! Inc. and Electronic Arts Inc. in information technology. One of the Portfolio’s top ten holdings, Gillette, was acquired during the period by Procter & Gamble Co. Several positions were eliminated during the period including holdings in Veritas Software Corp., Lucent Technologies Inc. and Freescale Semiconductor Inc. in information technology,

[1]	The Fund is an underlying investment option of various variable annuity and variable life insurance products. The Fund’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Fund. Past performance is no guarantee of future results.

[2]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 184 funds in the Fund’s Lipper category.

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Viacom Inc. in consumer discretionary, and Cendant Corp. in industrials. At the close of the period, the Portfolio remained overweight consumer discretionary, financials, information technology and health care, underweight industrials and consumer staples, and did not have significant holdings in energy, materials, telecommunication services or utilities.

Thank you for your investment in the Smith Barney Large Capitalization Growth Portfolio. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Fund’s investment goals.

Sincerely,

Alan Blake

Portfolio Manager

December 1, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Genentech Inc. (6.2%) Amazon.com Inc., (5.5%), Amgen Inc. (5.2%), Merrill Lynch and Co. Inc. (4.2%), Texas Instruments Inc. (4.0%), Proctor and Gamble Co. (3.9%), Motorola Inc. (3.9%), Time Warner Inc. (3.8%), Home Depot Inc. (3.7%) and Berkshire Hathaway Inc. (3.0%). Please refer to pages 41 and 42 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Information Technology (29.8%), Consumer Discretionary (22.3%), Health Care (22.0%), Financials (12.8%) and Consumer Staples (10.9%). The Fund’s portfolio composition is subject to change at any time.

RISKS: Keep in mind, common stocks are subject to market fluctuations. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iii	The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

10         Travelers Series Fund Inc. 2005 Annual Report

Manager Overview

Smith Barney Mid Cap Core Portfolio

Q. What were the overall market conditions during the Fund’s reporting period?

A. Despite some headwinds, the domestic economy continued to expand during the 12-month reporting period as gross domestic product (“GDP”)i grew in excess of 3% during the first three quarters 2005 and the mid-cap indexes advanced at very respectable double-digit rates.

The major roadblocks to progress were the same for much of the past year: the Federal Reserve Board (“Fed”)ii continued to raise interest rates; oil and energy prices reached new highs; and weather-related catastrophes took a heavy human and economic toll in the Gulf region. The price of oil skyrocketed throughout the year, from $43 per barrel at the start of 2005 to a high of just under $70 at the end of August, as a result of tension in the Middle East, increased demand from China, labor strikes in Venezuela, and weather-related supply interruptions. During this period, the Fed continued its tightening policy with 12 consecutive fed funds rateiii hikes occurring between June 2004 (before the start of the annual period) and November 2005. The Gulf region hurricanes added insult to injury for the consumer and certain business segments already feeling the strain from higher energy prices and interest rates. Despite this difficult economic environment, equities were able to advance, in part due to attractive valuations and strong corporate profits: for the past fourteen consecutive quarters companies in the S&P 500 Indexiv have reported double-digit profit growth and corporate balance sheets of remain in very good shape, with the highest percentage of cash on their books since 1988.

In the mid-cap equity market, industry leadership during this period was dominated by the energy sector, which advanced by more than 50% driven by sharply higher commodity prices, followed by consumer staples and health care, as measured by the S&P MidCap 400 Index.v No sectors had negative returns during the period but the worst performing sectors were telecommunication services, materials and consumer discretionary.

Performance Update1

For the 12 months ended October 31, 2005, the Smith Barney Mid Cap Core Portfolio, excluding sales charges, returned 12.33%. These shares underperformed the Lipper Variable Mid-Cap Core Funds Category Average,2 which increased 16.29%. The Fund’s unmanaged benchmark, the S&P MidCap 400 Index, returned 17.65% for the same period.

[1]	The Fund is an underlying investment option of various variable annuity and variable life insurance products. The Fund’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Fund. Past performance is no guarantee of future results.

[2]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 77 funds in the Fund’s Lipper category.

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Q. What were the most significant factors affecting Fund performance?

A. In the middle of the annual period in May of 2005 the Fund’s previous Portfolio Manager was replaced with a new team of managers. The current Portfolio Management team restructured the Fund, replacing much of the Fund’s holdings to better reflect the new team’s investment philosophy and process. Portfolio turnover for the entire period, including changes made by the former manager, exceeded 100%. The Fund’s returns for the most recent six-month period largely reflect the current Fund and Portfolio Management, as opposed to the returns for the full 12-month period, which include returns achieved under the previous manager, prior to the restructuring. Compared to the benchmark index, both the Fund’s sector allocation and stock selection had a negative effect, but the impact of stock selection accounted for the majority of the underperformance over the annual period.

What were the leading contributors to performance?

A. In terms of individual stock holdings, the leading contributors to performance included positions in SanDisk Corp. in information technology, Legg Mason Inc. in financials, Boyd Gaming Corp. and Ryland Group, Inc. in consumer discretionary, and Nexen Inc. in energy. In terms of sectors, the greatest contributors to relative performance were the consumer discretionary, financials, and the information technology sectors.

What were the leading detractors from performance?

A. In terms of individual stock holdings, the leading detractors from performance included positions in DreamWorks Animation SKG, Inc. in consumer discretionary, Medicis Pharmaceutical Corp., OSI Pharmaceuticals, Inc. and MGI Pharma Inc. in health care, and Cytec Industries Inc. in materials. In terms of sectors, the greatest detractors from relative performance were the health care, materials, industrials, consumer staples and utilities sectors.

Q. Were there any significant changes to the Fund during the reporting period?

A. As noted earlier, the Portfolio Management team was replaced during the period, and a subsequent restructuring of the Portfolio resulted in many of the existing holdings being replaced. The portfolio was brought into better alignment with the new Managers’ emphasis on companies that generate abundant cash flow, have strong or improving balance sheets, and/or whose share prices reflect unappreciated growth expectations.

At the close of the period, the Fund was overweight the health care, information technology, energy and consumer staples sectors, approximately market weight in the consumer discretionary sector, and underweight the industrials, financials, utilities, materials and telecommunications services sectors.

12         Travelers Series Fund Inc. 2005 Annual Report

Thank you for your investment in the Smith Barney Mid Cap Core Portfolio. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Fund’s investment goals.

Sincerely,

Brian M. Angerame	Derek J. Deutsch	Peter C. Stournaras
Portfolio Manager	Portfolio Manager	Portfolio Manager

December 1, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: SanDisk Corp. (2.6%), ImClone Systems Inc. (2.1%), Bed Bath & Beyond Inc. (2.0%), New York Community Bancorp Inc. (1.9%), Weatherford International Ltd. (1.9%), Acxiom Corp. (1.8%), Hormel Foods Corp. (1.8%), Thermo Electron Corp. (1.8%), Laureate Education Inc. (1.8%) and DaVita Inc. (1.8%). Please refer to pages 43 through 47 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Information Technology (17.5%), Consumer Discretionary (16.3%), Financials (15.5%), Health Care (13.8%) and Energy (9.5%). The Fund’s portfolio composition is subject to change at any time.

RISKS: Mid-cap stocks may be more volatile than large-cap stocks. Additionally, the Fund’s performance may be influenced by political, social and economic factors affecting investments in companies in foreign countries. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

[v]	The S&P MidCap 400 Index is a market-value weighted index which consists of 400 domestic stocks chosen for market size, liquidity, and industry group representation.

Travelers Series Fund Inc. 2005 Annual Report         13

Manager Overview

Smith Barney Aggressive Growth Portfolio

Special Shareholder Notice

Effective November 1, 2005, the management fee payable by Smith Barney Aggressive Growth Portfolio was reduced from 0.80% to 0.75% for asset levels up to $1 billion and is calculated in accordance with the following breakpoint schedule with the management fee reduced at breakpoints beginning at asset levels over $1 billion:

Breakpoint Schedule Based on Net Assets of the Fund	Management Fee
First $1 Billion	0.750%

Next $1 Billion	0.725%

Next $3 Billion	0.700%

Next $5 Billion	0.675%

Over $10 Billion	0.650%

Q. What were the overall market conditions during the Fund’s reporting period?

A. Despite a number of setbacks and obstacles, the domestic economy continued to expand during the 12-month reporting period. The major roadblocks to progress were the same for much of the past year: the Federal Reserve Board (“Fed”)i continued to raise interest rates; oil and energy prices reached new record highs; and the effects of the hurricanes on the Gulf Coast. The price of oil skyrocketed throughout the year, from $43 per barrel at the start of 2005 to a high of just under $70 at the end of August, as a result of tension in the Middle East, increased demand from China, labor strikes in Venezuela, and weather-related supply interruptions. Several of these factors, especially higher energy prices, have weighed heavily on the consumer resulting in some reining-in of consumer spending. The housing market continued at a torrid pace throughout the year, showing signs of cooling only in the last few months, despite increasing short-term interest rates throughout the year and recent credit tightening from banks. The war in Iraq continued to put a strain on international relations and domestic spending. The continued dual deficits (both trade and budget deficits) have become a concern to the market with regard to their effect on long-term growth.

While the market experienced some short-term volatility during the period, especially in the first quarter of 2005, the domestic stock market in general registered gains over the past twelve months. However, most of the gains occurred at the end of 2004 following the Presidential election. With the uncertainty from the election removed, the S&P 500 Indexii rallied over 7% from Election Day until the end of year. But in 2005, the equity market has stayed within a narrow range, with the S&P 500 Index ending the third quarter of 2005 virtually flat for the year. In general, market leadership over the period came from the mid- and small-cap stocks, as large-caps had positive returns but lagged their smaller counterparts, while value-oriented stocks continued to outperform growth-oriented stocks.

14         Travelers Series Fund Inc. 2005 Annual Report

Performance Update1

For the 12 months ended October 31, 2005, the Smith Barney Aggressive Growth Portfolio returned 16.94%. The Fund outperformed its unmanaged benchmark, the Russell 3000 Growth Index,iii which returned 8.99% for the same period. It also outperformed the Fund’s Lipper Variable Multi-Cap Growth Funds Category Average2, which increased 14.64%.

Q. What were the most significant factors affecting Fund performance?

A. Compared to the benchmark index, both the Fund’s sector allocation and stock selection had a significant positive effect. The Fund remained fairly concentrated throughout the period, with considerable overweights to the energy, health care, and financials sectors, and a sizable underweight to information technology, all of which made significant contributions to the Fund’s outperformance of the benchmark. In particular, the Fund’s overweight allocation to energy stocks — more than three times that of the benchmark index — and its focus on oil drilling, production and related services and equipment stocks, had an especially large impact on Fund outperformance due in part to the record high prices set for oil during the period. Stock selection in information technology and financials also made a very large contribution to performance for the period.

What were the leading contributors to performance?

A. In terms of individual stock holdings, the leading contributors to performance included positions in UnitedHealth Group Inc., Genzyme Corp. and Amgen Inc. in health care, Lehman Brothers Holdings Inc. in financials and Anadarko Petroleum Corp. in energy.

What were the leading detractors from performance?

A. In terms of individual stock holdings, the leading detractors from performance included positions in Biogen Idec Inc., Forest Laboratories Inc., ImClone Systems Inc., and Millennium Pharmaceuticals Inc., all in health care, and Tyco International Ltd. in industrials.

Q. Were there any significant changes to the Fund during the reporting period?

A. No significant changes were made during the period. At the close of the period, the portfolio remained overweight health care, energy, and financials, market weight consumer discretionary, underweight information technology, industrials and telecommunication services, with no significant holdings in consumer staples, materials or utilities.

[1]	The Fund is an underlying investment option of various variable annuity and variable life insurance products. The Fund’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Fund.

[2]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of distributions, including returns of capital, if any, calculated among the 116 funds in the Fund’s Lipper category.

Travelers Series Fund Inc. 2005 Annual Report         15

Thank you for your investment in the Smith Barney Aggressive Growth Portfolio. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Fund’s investment goals.

Sincerely,

Richard Freeman

Portfolio Manager

December 1, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: UnitedHealth Group Inc. (9.0%), Lehman Brothers Holdings Inc. (6.8%), Anadarko Petroleum Corp. (6.7%), Genzyme Corp. (5.3%), Amgen Inc. (5.2%), Weatherford International Ltd. (4.3%), Forest Laboratories Inc. (3.5%), Chiron Corp. (3.5%), Comcast Corp. Special Class A Shares (3.4%) and Time Warner Inc. (3.0%). Please refer to pages 48 through 51 for a list and percentage breakdown of the fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Health Care (37.4%), Consumer Discretionary (14.6%), Energy (13.6%), Information Technology (12.8%) and Financials (11.0%). The Fund’s portfolio composition is subject to change at any time.

RISKS: The Fund may invest a significant portion of its assets in small- and mid-cap companies which may be more volatile than an investment that focuses only on large-cap companies. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

ii	The S&P 500 Index is an unmanaged index of 500 stocks that is generally representative of the performance of larger companies in the U.S.

iii	The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values.

16         Travelers Series Fund Inc. 2005 Annual Report

Manager Overview

Smith Barney International All Cap Growth Portfolio

Special Shareholder Notice

Effective November 1, 2005, the management fee payable by Smith Barney International All Cap Growth Portfolio is calculated in accordance with the following breakpoint schedule with the management fee reduced at breakpoints beginning at asset levels over $1 billion:

Breakpoint Schedule Based on Net Assets of the Fund	Management Fee
First $1 Billion	0.850%

Next $1 Billion	0.825%

Next $3 Billion	0.800%

Next $5 Billion	0.775%

Over $10 Billion	0.750%

Q. What were the overall market conditions during the Fund’s reporting period?

A. International equity markets in general rewarded investors over the twelve months ended October 2005 with positive returns. The period was marked by good corporate earnings gains in many sectors. Many corporate management teams used improved cash flows to further strengthen already robust balance sheets and increase cash returns to shareholders.

Though the rapid rise of energy and other commodity prices caused some cost pressure and operating profit margin contraction in selected sectors, companies overall were able to handle the cost increases through modest price increases and improved productivity. International merger and acquisition activity increased sharply, a reflection, in the Manager’s view, of attractive valuations and management confidence in underlying business conditions as well as the availability of capital at favorable cost.

International stocks in general outperformed U.S. equities during the period. The outperformance occurred despite the substantial increase of the U.S. dollar versus the currencies underlying the benchmark index, which decreased portfolio returns. The U.S. dollar increased versus major trading currencies as a result of the increase of U.S. short-term interest rates and due to the preferential tax treatment of U.S. multinationals repatriating foreign earnings.

Performance Update1

For the 12 months ended October 31, 2005, the Smith Barney International All Cap Growth Portfolio, returned 16.21%. In comparison, the Fund’s unmanaged benchmark,

1	The Fund is an underlying investment option of various variable annuity and variable life insurance products. The Fund’s performance returns do not reflect the deduction of initial sales charges and expenses imposed in connection with investing in variable annuity or variable life insurance contracts, such as administrative fees, account charges, and surrender charges, which, if reflected, would reduce the performance of the Fund. Past performance is no guarantee of future results.

Travelers Series Fund Inc. 2005 Annual Report         17

the MSCI EAFE Growth Indexi, returned 17.65% for the same period. The Fund’s Lipper Variable International Growth Funds Category Average2 increased 18.01%.

Q. What were the most significant factors affecting Fund performance?

A. The overall effect of sector allocation during the period was positive, but the impact of stock selection was slightly negative. Stock selection in the industrials, consumer discretionary and financials sectors detracted from relative performance while it contributed to performance in the information technology (IT), telecommunication services (telecom) and health care sectors. In terms of the portfolio’s sector allocation, an overweight to IT had a negative effect while underweights to consumer discretionary and telecom and an overweight to financials contributed to relative performance.

What were the leading contributors to performance?

A. In terms of individual stock holdings, the leading contributors to performance included positions in Roche Holding AG in health care, O2 PLC in telecom, Wal-Mart de Mexico SA de C.V. in consumer staples, Macquarie Bank Ltd. in financials and Indra Sistemas SA in IT.

What were the leading detractors from performance?

A. In terms of individual stock holdings, the leading detractors from performance included positions in Daiichikosho Co. Ltd., News Corp. and Rakuten Inc. in consumer discretionary, Trend Micro Inc. in IT and Nichii Gakkan Co. in health care.

Q. Were there any significant changes to the Fund during the reporting period?

A. The Manager took a more positive outlook on the Japanese economy and stock market as the year progressed. In the Manager’s opinion, the economic recovery in Japan, based on exports to China and other Asian markets, combined with an upturn of domestic demand, has led to a good earnings recovery in Japan. In addition, in the Manager’s view, financial institutions are presently in the best condition of the past decade.

The portfolio allocation to the Japanese equity market increased as the fiscal year progressed, from an underweight to a modest overweight position, partly due to stock price increases as well as to capital reallocation from European stocks to the Japanese market.

2 Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended October 31, 2005, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 50 funds in the Fund’s Lipper category.

18         Travelers Series Fund Inc. 2005 Annual Report

Thank you for your investment in the Smith Barney International All Cap Growth Portfolio. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on seeking to achieve the Fund’s investment goals.

Sincerely,

Jeffrey Russell

Portfolio Manager

December 1, 2005

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Portfolio holdings and breakdowns are as of October 31, 2005 and are subject to change and may not be representative of the portfolio manager’s current or future investments. The Fund’s top ten holdings (as a percentage of net assets) as of this date were: Roche Holding AG (4.3%), Grafton Group PLC (3.6%), Serco Group PLC (3.1%), Mettler-Toledo International Inc. (3.1%), Vodafone Group PLC (3.0%), Mitsubishi Tokyo Financial Group Inc. (3.0%), Indra Sistemas SA (2.6%), Nokia Oyj (2.4%), BP PLC (2.3%) and Capita Group PLC (2.2%). Please refer to pages 52 through 55 for a list and percentage breakdown of the Fund’s holdings.

The mention of sector breakdowns is for informational purposes only and should not be construed as a recommendation to purchase or sell any securities. The information provided regarding such sectors is not a sufficient basis upon which to make an investment decision. Investors seeking financial advice regarding the appropriateness of investing in any securities or investment strategies discussed should consult their financial professional. Portfolio holdings are subject to change at any time and may not be representative of the portfolio manager’s current or future investments. The Fund’s top five sector holdings (as a percentage of net assets) as of October 31, 2005 were: Consumer Discretionary (33.4%), Telecommunication Services (15.2%), Financials (13.5%), Industrials (12.6%) and Energy (7.5%) . The Fund’s portfolio composition is subject to change at any time.

RISKS: Keep in mind, the Fund is subject to certain risks of overseas investing, not associated with domestic investing, including currency fluctuations, change in political and economic conditions, differing securities regulations and periods of illiquidity, which could result in significant market fluctuations. These risks are magnified in emerging markets. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	The MSCI EAFE Growth Index is an unmanaged index of growth stocks of companies located in Europe, Australasia and the Far East.

Travelers Series Fund Inc. 2005 Annual Report         19

Fund at a Glance (unaudited)

Smith Barney Large Cap Value Portfolio

20         Travelers Series Fund Inc. 2005 Annual Report

Fund at a Glance (unaudited)

Smith Barney Large Capitalization Growth Portfolio

Travelers Series Fund Inc. 2005 Annual Report         21

Fund at a Glance (unaudited)

Smith Barney Mid Cap Core Portfolio

22         Travelers Series Fund Inc. 2005 Annual Report

Fund at a Glance (unaudited)

Smith Barney Aggressive Growth Portfolio

Travelers Series Fund Inc. 2005 Annual Report         23

Fund at a Glance (unaudited)

Smith Barney International All Cap Growth Portfolio

24         Travelers Series Fund Inc. 2005 Annual Report

Fund Expenses (unaudited)

As a shareholder of the Funds, you may incur two types of costs: (1) transaction costs and (2) ongoing costs, including management fees and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on May 1, 2005 and held for the six months ended October 31, 2005.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(3)
Smith Barney Large Cap Value Portfolio	7.43%	$1,000.00	$1,074.30	0.64%	$3.35

Smith Barney Large Capitalization Growth Portfolio	9.92	1,000.00	1,099.20	0.79	4.18

Smith Barney Mid Cap Core Portfolio	10.81	1,000.00	1,108.10	0.81	4.30

Smith Barney Aggressive Growth Portfolio	15.56	1,000.00	1,155.60	0.82	4.46

Smith Barney International All Cap Growth Portfolio	7.53	1,000.00	1,075.30	1.02	5.34

(1)	For the six months ended October 31, 2005.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. Total return is not annualized, as it may not be representative of the total return for the year. Total returns do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Expenses are equal to each Fund’s respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Travelers Series Fund Inc. 2005 Annual Report         25

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Smith Barney Large Cap Value Portfolio	5.00%	$1,000.00	$1,021.98	0.64%	$3.26

Smith Barney Large Capitalization Growth Portfolio	5.00	1,000.00	1,021.22	0.79	4.02

Smith Barney Mid Cap Core Portfolio	5.00	1,000.00	1,021.12	0.81	4.13

Smith Barney Aggressive Growth Portfolio	5.00	1,000.00	1,021.07	0.82	4.18

Smith Barney International All Cap Growth Portfolio	5.00	1,000.00	1,020.06	1.02	5.19

(1)	For the six months ended October 31, 2005.
(2)	Expenses are equal to each Fund’s respective annualized expense ratio, multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

26         Travelers Series Fund Inc. 2005 Annual Report

Fund Performance

Smith Barney Large Cap Value Portfolio

Average Annual Total Returns† (unaudited)
Twelve Months Ended 10/31/05	10.26%

Five Years Ended 10/31/05	0.32

Ten Years Ended 10/31/05	7.27

6/16/94* through 10/31/05	8.23

Cumulative Total Return† (unaudited)
10/31/95 through 10/31/05	101.78%

†	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
*	Commencement of operations.

Travelers Series Fund Inc. 2005 Annual Report         27

Fund Performance (continued)

Smith Barney Large Capitalization Growth Portfolio

Average Annual Total Returns† (unaudited)
Twelve Months Ended 10/31/05	10.74%

Five Years Ended 10/31/05	(1.83)

5/1/98* through 10/31/05	5.26

Cumulative Total Return† (unaudited)
5/1/98* through 10/31/05	46.85%

†	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
*	Commencement of operations.

28         Travelers Series Fund Inc. 2005 Annual Report

Fund Performance (continued)

Smith Barney Mid Cap Core Portfolio

Average Annual Total Returns† (unaudited)
Twelve Months Ended 10/31/05	12.33%

Five Years Ended 10/31/05	0.84

11/1/99* through 10/31/05	6.81

Cumulative Total Return† (unaudited)
11/1/99* through 10/31/05	48.45%

†	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
*	Commencement of operations.

Travelers Series Fund Inc. 2005 Annual Report         29

Fund Performance (continued)

Smith Barney Aggressive Growth Portfolio

Average Annual Total Returns† (unaudited)
Twelve Months Ended 10/31/05	16.94%

Five Years Ended 10/31/05	(0.97)

11/1/99* through 10/31/05	6.17

Cumulative Total Return† (unaudited)
11/1/99* through 10/31/05	43.24%

†	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
*	Commencement of operations.

30         Travelers Series Fund Inc. 2005 Annual Report

Fund Performance (continued)

Smith Barney International All Cap Growth Portfolio

Average Annual Total Returns† (unaudited)
Twelve Months Ended 10/31/05	16.21%

Five Years Ended 10/31/05	(5.48)

Ten Years Ended 10/31/05	3.04

6/16/94* through 10/31/05	3.09

Cumulative Total Return† (unaudited)
10/31/95 through 10/31/05	34.92%

†	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total returns. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
*	Commencement of operations.

Travelers Series Fund Inc. 2005 Annual Report         31

Historical Performance (unaudited)

Value of $10,000 Invested in Shares of the Smith Barney Large Cap Value Portfolio vs. S&P 500/Barra Value Index† (October 1995 — October 2005)

†	Hypothetical illustration of $10,000 invested in shares of the Smith Barney Large Cap Value Portfolio on October 31, 1995, assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. The S&P 500/Barra Value Index is a market-capitalization weighted index of stocks in the S&P 500 Index having lower price-to-book ratios relative to the S&P 500 Index as a whole. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.) The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which if reflected would reduce the total returns.

32         Travelers Series Fund Inc. 2005 Annual Report

Historical Performance (unaudited) (continued)

Value of $10,000 Invested in Shares of the Smith Barney Large Capitalization Growth Portfolio vs. Russell 1000 Growth Index† (May 1998 — October 2005)

†	Hypothetical illustration of $10,000 invested in shares of the Smith Barney Large Capitalization Growth Portfolio on May 1, 1998 (commencement of operations), assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. The Russell 1000 Growth Index is considered indicative of the growth-oriented domestic stock market in general and is comprised of stocks in the Russell 1000 Index that have higher price-to-book ratios and higher forecasted growth values as a whole. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.) Figures for the Index include reinvestment of dividends. The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which if reflected, would reduce the total returns.

Travelers Series Fund Inc. 2005 Annual Report         33

Historical Performance (unaudited) (continued)

Value of $10,000 Invested in Shares of the Smith Barney Mid Cap Core Portfolio vs. the S&P MidCap 400 Index† (November 1999 — October 2005)

†	Hypothetical illustration of $10,000 invested in shares of the Smith Barney Mid Cap Core Portfolio on November 1, 1999 (commencement of operations), assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. The S&P MidCap 400 Index is a widely recognized index of 400 medium-capitalization stocks. Figures for the S&P MidCap 400 Index include reinvestment of dividends. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which if reflected, would reduce the total returns.

34         Travelers Series Fund Inc. 2005 Annual Report

Historical Performance (unaudited) (continued)

Value of $10,000 Invested in Shares of the Smith Barney Aggressive Growth Portfolio vs. Russell 3000 Growth Index† (November 1999 — October 2005)

†	Hypothetical illustration of $10,000 invested in shares of the Smith Barney Aggressive Growth Portfolio on November 1, 1999 (commencement of operations), assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. The Russell 3000 Growth Index measures the performance of those Russell 3000 Index companies with higher price-to-book ratios and higher forecasted growth values as a whole. (A price-to-book ratio is the price of a stock compared to the difference between a company’s assets and liabilities.) The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges, which if reflected, would reduce the total returns.

Travelers Series Fund Inc. 2005 Annual Report         35

Historical Performance (unaudited) (continued)

Value of $10,000 Invested in Shares of the Smith Barney International All Cap Growth Portfolio vs. MSCI EAFE Growth Index† (October 1995 — October 2005)

†	Hypothetical illustration of $10,000 invested in shares of the Smith Barney International All Cap Growth Portfolio on October 31, 1995, assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through October 31, 2005. The Morgan Stanley Capital International Europe, Australasia and the Far East Growth Index (“MSCI EAFE Growth Index”) is an unmanaged index composed of growth stocks of companies located in Europe, Australasia and the Far East. The Index is unmanaged and is not subject to the same management and trading expenses of a mutual fund. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect expenses associated with the separate account such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total returns.

36         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005)

SMITH BARNEY LARGE CAP VALUE PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 96.6%
CONSUMER DISCRETIONARY — 13.1%
Hotels, Restaurants & Leisure — 1.5%
145,000	McDonald’s Corp.	$4,582,000

Household Durables — 1.0%
136,500	Newell Rubbermaid Inc.	3,138,135

Media — 8.5%
162,300	Comcast Corp., Class A Shares*	4,516,809
101,900	EchoStar Communications Corp., Class A Shares*	2,738,053
	Liberty Global Inc.:
20,700	Class A Shares*	512,739
20,700	Series C Shares*	491,004
413,100	Liberty Media Corp., Class A Shares*	3,292,407
470,800	News Corp., Class B Shares	7,090,248
112,700	SES Global SA, FDR (a)	1,782,362
296,800	Time Warner Inc.	5,291,944

	Total Media	25,715,566

Multiline Retail — 2.1%
63,400	J.C. Penney Co. Inc.	3,246,080
53,200	Target Corp.	2,962,708

	Total Multiline Retail	6,208,788

	TOTAL CONSUMER DISCRETIONARY	39,644,489

CONSUMER STAPLES — 8.3%
Food & Staples Retailing — 3.0%
258,400	Kroger Co.*	5,142,160
82,900	Wal-Mart Stores Inc.	3,921,999

	Total Food & Staples Retailing	9,064,159

Food Products — 0.8%
145,100	Sara Lee Corp.	2,590,035

Household Products — 1.1%
57,900	Kimberly-Clark Corp.	3,291,036

Tobacco — 3.4%
136,100	Altria Group Inc.	10,214,305

	TOTAL CONSUMER STAPLES	25,159,535

ENERGY — 11.3%
Energy Equipment & Services — 4.1%
146,100	ENSCO International Inc.	6,660,699
84,500	GlobalSantaFe Corp.	3,764,475
33,600	Halliburton Co.	1,985,760

	Total Energy Equipment & Services	12,410,934

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         37

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

Oil, Gas & Consumable Fuels — 7.2%
38,300	Burlington Resources Inc.	$2,766,026
90,000	Marathon Oil Corp.	5,414,400
24,200	Nexen Inc.	1,000,428
51,600	Royal Dutch Shell PLC, ADR, Class A Shares	3,201,264
47,600	Suncor Energy Inc.	2,552,788
54,600	Total SA, Sponsored ADR	6,880,692

	Total Oil, Gas & Consumable Fuels	21,815,598

	TOTAL ENERGY	34,226,532

FINANCIALS — 30.2%
Capital Markets — 3.8%
37,900	Goldman Sachs Group Inc.	4,789,423
103,500	Merrill Lynch & Co. Inc.	6,700,590

	Total Capital Markets	11,490,013

Commercial Banks — 9.0%
228,500	Bank of America Corp.	9,994,590
53,800	Comerica Inc.	3,108,564
101,000	U.S. Bancorp	2,987,580
92,900	Wachovia Corp.	4,693,308
105,700	Wells Fargo & Co.	6,363,140

	Total Commercial Banks	27,147,182

Consumer Finance — 4.3%
90,800	American Express Co.	4,519,116
89,500	Capital One Financial Corp.	6,833,325
70,500	MBNA Corp.	1,802,685

	Total Consumer Finance	13,155,126

Diversified Financial Services — 1.6%
136,000	JPMorgan Chase & Co.	4,980,320

Insurance — 6.4%
108,600	American International Group Inc.	7,037,280
38,700	Chubb Corp.	3,597,939
56,300	Loews Corp.	5,234,774
76,400	St. Paul Travelers Cos. Inc.	3,440,292

	Total Insurance	19,310,285

Real Estate — 2.1%
96,200	Equity Office Properties Trust	2,962,960
83,600	Equity Residential	3,281,300

	Total Real Estate	6,244,260

Thrifts & Mortgage Finance — 3.0%
73,000	Freddie Mac	4,478,550
77,240	Golden West Financial Corp.	4,536,305

	Total Thrifts & Mortgage Finance	9,014,855

	TOTAL FINANCIALS	91,342,041

See Notes to Financial Statements.

38         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

HEALTH CARE — 9.7%
Health Care Providers & Services — 3.6%
106,300	UnitedHealth Group Inc.	$6,153,707
64,700	WellPoint Inc.*	4,831,796

	Total Health Care Providers & Services	10,985,503

Pharmaceuticals — 6.1%
70,100	Abbott Laboratories	3,017,805
57,100	Johnson & Johnson	3,575,602
85,300	Novartis AG, Sponsored ADR	4,590,846
138,300	Pfizer Inc.	3,006,642
103,100	Sanofi-Aventis, ADR	4,136,372

	Total Pharmaceuticals	18,327,267

	TOTAL HEALTH CARE	29,312,770

INDUSTRIALS — 6.9%
Aerospace & Defense — 4.4%
93,600	Boeing Co.	6,050,304
85,100	Raytheon Co.	3,144,445
80,100	United Technologies Corp.	4,107,528

	Total Aerospace & Defense	13,302,277

Commercial Services & Supplies — 1.1%
61,000	Avery Dennison Corp.	3,455,650

Industrial Conglomerates — 1.4%
59,100	Textron Inc.	4,257,564

	TOTAL INDUSTRIALS	21,015,491

INFORMATION TECHNOLOGY — 6.7%
Communications Equipment — 3.4%
113,600	Comverse Technology Inc.*	2,851,360
275,200	Nokia Oyj, Sponsored ADR	4,628,864
895,300	Nortel Networks Corp.*	2,909,725

	Total Communications Equipment	10,389,949

Computers & Peripherals — 1.0%
37,500	International Business Machines Corp.	3,070,500

Semiconductors & Semiconductor Equipment — 0.3%
27,600	Maxim Integrated Products Inc.	957,168

Software — 2.0%
227,500	Microsoft Corp.	5,846,750

	TOTAL INFORMATION TECHNOLOGY	20,264,367

MATERIALS — 1.9%
Chemicals — 1.9%
48,000	Air Products & Chemicals Inc.	2,747,520
74,500	E.I. du Pont de Nemours & Co.	3,105,905

	TOTAL MATERIALS	5,853,425

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         39

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

TELECOMMUNICATION SERVICES — 7.0%
Diversified Telecommunication Services — 2.0%
76,900	AT&T Corp.	$1,521,082
191,100	SBC Communications Inc.	4,557,735

	Total Diversified Telecommunication Services	6,078,817

Wireless Telecommunication Services — 5.0%
94,800	ALLTEL Corp.	5,864,328
397,802	Sprint Nextel Corp.	9,272,765

	Total Wireless Telecommunication Services	15,137,093

	TOTAL TELECOMMUNICATION SERVICES	21,215,910

UTILITIES — 1.5%
Multi-Utilities — 1.5%
104,200	Sempra Energy	4,616,060

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $252,031,349)	292,650,620

Face Amount
SHORT-TERM INVESTMENT — 2.8%
Repurchase Agreement — 2.8%
$8,506,000	Interest in $164,777,000 joint tri-party repurchase agreement dated 10/31/05 with Barclays Capital Inc., 3.930% due 11/1/05; Proceeds at maturity — $8,506,929; (Fully collateralized by various U.S. Treasury Strips, due 2/15/11 to 2/15/19; Market value - $8,761,204) (Cost — $8,506,000)	8,506,000

	TOTAL INVESTMENTS — 99.4% (Cost — $260,537,349#)	301,156,620
	Other Assets in Excess of Liabilities — 0.6%	1,810,622

	TOTAL NET ASSETS — 100.0%	$302,967,242

*	Non-income producing security.
(a)	Securities are fair valued in good faith by or under the direction of the Board of Directors (See Note 1).
#	Aggregate cost for federal income tax purposes is $262,682,413.

Abbreviations used in this schedule:
ADR — American Depositary Receipt
FDR — Foreign Depositary Receipt

See Notes to Financial Statements.

40         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

SMITH BARNEY LARGE CAPITALIZATION GROWTH PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 100.2%
CONSUMER DISCRETIONARY — 22.3%
Hotels, Restaurants & Leisure — 1.2%
231,900	Expedia Inc.*	$4,357,401

Internet & Catalog Retail — 9.9%
521,100	Amazon.com Inc.*	20,781,468
265,100	eBay Inc.*	10,497,960
246,800	IAC/InterActiveCorp.*	6,318,080

	Total Internet & Catalog Retail	37,597,508

Media — 6.0%
799,920	Time Warner Inc.	14,262,574
351,615	Walt Disney Co.	8,568,857

	Total Media	22,831,431

Specialty Retail — 5.2%
132,500	Bed Bath & Beyond Inc.*	5,368,900
344,150	Home Depot Inc.	14,123,916

	Total Specialty Retail	19,492,816

	TOTAL CONSUMER DISCRETIONARY	84,279,156

CONSUMER STAPLES — 10.9%
Beverages — 4.6%
225,790	Coca-Cola Co.	9,659,296
127,200	PepsiCo Inc.	7,514,976

	Total Beverages	17,174,272

Food Products — 2.4%
132,340	Wm. Wrigley Jr. Co.	9,197,630

Household Products — 3.9%
265,755	Procter & Gamble Co.	14,879,623

	TOTAL CONSUMER STAPLES	41,251,525

FINANCIALS — 12.8%
Capital Markets — 7.1%
245,230	Merrill Lynch & Co. Inc.	15,876,190
198,870	Morgan Stanley	10,820,517

	Total Capital Markets	26,696,707

Insurance — 5.7%
158,856	American International Group Inc.	10,293,869
133	Berkshire Hathaway Inc., Class A Shares*	11,424,700

	Total Insurance	21,718,569

	TOTAL FINANCIALS	48,415,276

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         41

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value
HEALTH CARE — 22.0%
Biotechnology — 14.2%
259,380	Amgen Inc.*	$19,650,629
253,450	Biogen Idec Inc.*	10,297,673
260,600	Genentech Inc.*	23,610,360

	Total Biotechnology	53,558,662

Pharmaceuticals — 7.8%
198,550	Eli Lilly & Co.	9,885,805
145,570	Johnson & Johnson	9,115,593
478,270	Pfizer Inc.	10,397,590

	Total Pharmaceuticals	29,398,988

	TOTAL HEALTH CARE	82,957,650

INDUSTRIALS — 2.4%
Industrial Conglomerates — 2.4%
265,320	General Electric Co.	8,997,001

INFORMATION TECHNOLOGY — 29.8%
Communications Equipment — 9.5%
465,608	Cisco Systems Inc.*	8,124,859
364,700	Juniper Networks Inc.*	8,508,451
661,680	Motorola Inc.	14,662,829
113,200	QUALCOMM Inc.	4,500,832

	Total Communications Equipment	35,796,971

Computers & Peripherals — 2.1%
252,800	Dell Inc.*	8,059,264

Internet Software & Services — 3.5%
298,100	Akamai Technologies Inc.*	5,169,054
216,400	Yahoo! Inc.*	8,000,308

	Total Internet Software & Services	13,169,362

Semiconductors & Semiconductor Equipment — 7.6%
389,400	Intel Corp.	9,150,900
530,580	Texas Instruments Inc.	15,148,059
193,980	Xilinx Inc.	4,645,821

	Total Semiconductors & Semiconductor Equipment	28,944,780

Software — 7.1%
157,600	Electronic Arts Inc.*	8,964,288
397,000	Microsoft Corp.	10,202,900
324,600	Red Hat Inc.*	7,537,212

	Total Software	26,704,400

	TOTAL INFORMATION TECHNOLOGY	112,674,777

	TOTAL INVESTMENTS — 100.2% (Cost — $292,637,083#)	378,575,385
	Liabilities in Excess of Other Assets — (0.2)%	(654,247)

	TOTAL NET ASSETS — 100.0%	$377,921,138

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $309,137,441.

See Notes to Financial Statements.

42         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

SMITH BARNEY MID CAP CORE PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 96.0%
CONSUMER DISCRETIONARY — 16.3%
Diversified Consumer Services — 3.5%
43,315	Laureate Education Inc.*	$2,139,761
166,200	ServiceMaster Co.	2,090,796

	Total Diversified Consumer Services	4,230,557

Hotels, Restaurants & Leisure — 2.2%
24,550	Aztar Corp.*	738,219
19,300	CBRL Group Inc.	669,710
39,600	GTECH Holdings Corp.	1,260,864

	Total Hotels, Restaurants & Leisure	2,668,793

Household Durables — 2.7%
57,600	Ethan Allen Interiors Inc.	1,948,032
16,390	Mohawk Industries Inc.*	1,279,239

	Total Household Durables	3,227,271

Media — 2.0%
73,205	Harte-Hanks Inc.	1,874,048
663	Washington Post Co., Class B Shares	493,935

	Total Media	2,367,983

Multiline Retail — 1.7%
91,500	Family Dollar Stores Inc.	2,025,810

Specialty Retail — 4.2%
59,250	Bed Bath & Beyond Inc.*	2,400,810
43,065	PETsMART Inc.	1,012,027
40,100	Sherwin-Williams Co.	1,706,255

	Total Specialty Retail	5,119,092

	TOTAL CONSUMER DISCRETIONARY	19,639,506

CONSUMER STAPLES — 4.0%
Beverages — 1.0%
19,000	Molson Coors Brewing Co., Class B Shares	1,172,300

Food & Staples Retailing — 1.2%
59,600	Albertson’s Inc.	1,496,556

Food Products — 1.8%
67,570	Hormel Foods Corp.	2,148,726

	TOTAL CONSUMER STAPLES	4,817,582

ENERGY — 9.5%
Energy Equipment & Services — 4.5%
22,745	Nabors Industries Ltd.*	1,560,990
48,540	Smith International Inc.	1,572,696
36,575	Weatherford International Ltd.*	2,289,595

	Total Energy Equipment & Services	5,423,281

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         43

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

Oil, Gas & Consumable Fuels — 5.0%
21,000	Arch Coal Inc.	$1,618,470
28,990	Murphy Oil Corp.	1,358,182
39,210	Newfield Exploration Co.*	1,777,389
31,860	Nexen Inc.	1,317,092

	Total Oil, Gas & Consumable Fuels	6,071,133

	TOTAL ENERGY	11,494,414

EXCHANGE TRADED — 1.7%
16,400	Midcap SPDR Trust Series 1	2,082,800

FINANCIALS — 15.5%
Capital Markets — 3.0%
8,985	Bear Stearns Cos. Inc.	950,613

10,612	Legg Mason Inc.	1,138,774
34,590	National Financial Partners Corp.	1,564,505

	Total Capital Markets	3,653,892

Commercial Banks — 4.7%
42,700	Associated Banc-Corp.	1,332,667
10,420	Comerica Inc.	602,068
64,840	North Fork Bancorporation Inc.	1,643,045
28,575	Zions Bancorporation	2,099,405

	Total Commercial Banks	5,677,185

Consumer Finance — 0.6%
19,300	Nelnet Inc., Class A Shares*	716,030

Insurance — 4.5%
8,820	Ambac Financial Group Inc.	625,250
22,700	Fidelity National Financial Inc.	850,342
3,972	Fidelity National Title Group Inc., Class A*	86,391
73,300	Old Republic International Corp.	1,899,203
30,390	PartnerRe Ltd.	1,936,451

	Total Insurance	5,397,637

Thrifts & Mortgage Finance — 2.7%
36,475	Brookline Bancorp Inc.	512,474
142,700	New York Community Bancorp Inc.	2,307,459
9,700	PMI Group Inc.	386,836

	Total Thrifts & Mortgage Finance	3,206,769

	TOTAL FINANCIALS	18,651,513

HEALTH CARE — 13.8%
Biotechnology — 2.1%
72,900	ImClone Systems Inc.*	2,529,630

See Notes to Financial Statements.

44         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

Health Care Equipment & Supplies — 5.2%
53,850	Cytyc Corp.*	$1,365,098
20,000	DENTSPLY International Inc.	1,102,800
29,355	Fisher Scientific International Inc.*	1,658,557
71,135	Thermo Electron Corp.*	2,147,566

	Total Health Care Equipment & Supplies	6,274,021

Health Care Providers & Services — 3.2%
31,350	Coventry Health Care Inc.*	1,692,586
43,315	DaVita Inc.*	2,130,232

	Total Health Care Providers & Services	3,822,818

Pharmaceuticals — 3.3%
63,035	Medicis Pharmaceutical Corp., Class A Shares	1,859,532
85,900	MGI Pharma Inc.*	1,611,484
32,500	Valeant Pharmaceuticals International	557,700

	Total Pharmaceuticals	4,028,716

	TOTAL HEALTH CARE	16,655,185

INDUSTRIALS — 9.2%
Aerospace & Defense — 3.0%
24,085	Alliant Techsystems Inc.*	1,691,249
29,000	Armor Holdings Inc.*	1,296,590
9,000	L-3 Communications Holdings Inc.	700,380

	Total Aerospace & Defense	3,688,219

Air Freight & Logistics — 1.1%
36,310	C.H. Robinson Worldwide Inc.	1,280,290

Electrical Equipment — 2.3%
16,585	Rockwell Automation Inc.	881,493
50,910	Roper Industries Inc.	1,919,307

	Total Electrical Equipment	2,800,800

Machinery — 1.5%
44,200	AGCO Corp.*	706,758
19,100	Eaton Corp.	1,123,653

	Total Machinery	1,830,411

Road & Rail — 1.3%
33,887	Heartland Express Inc.	669,268
19,610	Yellow Roadway Corp.*	891,275

	Total Road & Rail	1,560,543

	TOTAL INDUSTRIALS	11,160,263

INFORMATION TECHNOLOGY — 17.5%
Communications Equipment — 1.1%
17,200	Harris Corp.	706,920
24,745	Juniper Networks Inc.*	577,301

	Total Communications Equipment	1,284,221

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         45

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

Computers & Peripherals — 3.2%
14,700	Avid Technology Inc.*	$723,681
53,100	SanDisk Corp.*	3,127,059

	Total Computers & Peripherals	3,850,740

Electronic Equipment & Instruments — 2.3%
21,730	CDW Corp.	1,224,485
44,300	Tech Data Corp.*	1,534,552

	Total Electronic Equipment & Instruments	2,759,037

IT Services — 4.4%
101,800	Acxiom Corp.	2,172,412
23,300	Affiliated Computer Services Inc., Class A Shares*	1,260,763
97,100	Sabre Holdings Corp., Class A Shares	1,896,363

	Total IT Services	5,329,538

Semiconductors & Semiconductor Equipment — 2.9%
51,200	Lam Research Corp.*	1,727,488
61,200	Microchip Technology Inc.	1,846,404

	Total Semiconductors & Semiconductor Equipment	3,573,892

Software — 3.6%
45,250	Amdocs Ltd.*	1,197,768
95,475	Quest Software Inc.*	1,328,057
95,200	Synopsys Inc.*	1,804,040

	Total Software	4,329,865

	TOTAL INFORMATION TECHNOLOGY	21,127,293

MATERIALS — 2.9%
Chemicals — 2.4%
32,050	Air Products & Chemicals Inc.	1,834,542
24,650	Cytec Industries Inc.	1,018,045

	Total Chemicals	2,852,587

Metals & Mining — 0.5%
26,800	Compass Minerals International Inc.	600,052

	TOTAL MATERIALS	3,452,639

UTILITIES — 5.6%
Electric Utilities — 1.2%
67,200	Pepco Holdings Inc.	1,444,128

Multi-Utilities — 3.4%
53,200	Energy East Corp.	1,268,820
38,700	KeySpan Corp.	1,337,859
36,700	SCANA Corp.	1,455,889

	Total Multi-Utilities	4,062,568

See Notes to Financial Statements.

46         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value
Water Utilities — 1.0%
36,736	Aqua America Inc.	$1,244,616

	TOTAL UTILITIES	6,751,312

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $102,517,600)	115,832,507

Face Amount
SHORT-TERM INVESTMENT — 4.0%
Repurchase Agreement — 4.0%
$4,858,000	Interest in $447,167,000 joint tri-party repurchase agreement dated 10/31/05 with Goldman, Sachs & Co., 4.010% due 11/1/05, Proceeds at maturity — $4,858,541; (Fully collateralized by various US Treasury Obligations, 1.875% to 3.875% due 1/15/07 to 4/15/32; Market value - $4,956,410) (Cost — $4,858,000)	4,858,000

	TOTAL INVESTMENTS — 100.0% (Cost — $107,375,600#)	120,690,507
	Liabilities in Excess of Other Assets — 0.0%	(43,715)

	TOTAL NET ASSETS — 100.0%	$120,646,792

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $107,533,690.

Abbreviation used in this schedule:
SPDR	— Standard & Poor’s Depositary Receipts

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         47

Schedules of Investments (October 31, 2005) (continued)

SMITH BARNEY AGGRESIVE GROWTH PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 97.5%
CONSUMER DISCRETIONARY — 14.6%
Media — 14.4%
1,273,275	Cablevision Systems Corp., New York Group, Class A Shares*	$31,577,220
	Comcast Corp.:
132,842	Class A Shares*	3,696,993
1,348,160	Special Class A Shares*	36,953,065
201,340	Discovery Holding Co., Class A Shares*	2,836,881
	Liberty Global Inc.:
90,170	Class A Shares*	2,233,511
90,170	Series C Shares*	2,138,832
2,013,400	Liberty Media Corp., Class A Shares*	16,046,798
1,829,367	Time Warner Inc.	32,617,614
332,699	Viacom Inc., Class B Shares	10,303,688
675,000	Walt Disney Co.	16,449,750
34,600	World Wrestling Entertainment Inc.	441,150

	Total Media	155,295,502

Specialty Retail — 0.2%
215,000	Charming Shoppes Inc.*	2,408,000

	TOTAL CONSUMER DISCRETIONARY	157,703,502

ENERGY — 13.6%
Energy Equipment & Services — 6.9%
165,800	Core Laboratories NV*	5,340,418
580,650	Grant Prideco Inc.*	22,581,478
745,450	Weatherford International Ltd.*	46,665,170

	Total Energy Equipment & Services	74,587,066

Oil, Gas & Consumable Fuels — 6.7%
795,800	Anadarko Petroleum Corp.	72,187,018
6,325	Bill Barrett Corp.*	201,325

	Total Oil, Gas & Consumable Fuels	72,388,343

	TOTAL ENERGY	146,975,409

EXCHANGE TRADED — 1.9%
532,000	Nasdaq-100 Index Tracking Stock	20,678,840

FINANCIALS — 11.0%
Capital Markets — 10.0%
117,500	Cohen & Steers Inc.	2,171,400
612,842	Lehman Brothers Holdings Inc.	73,338,802
500,400	Merrill Lynch & Co. Inc.	32,395,896
2,415	National Financial Partners Corp.	109,231

	Total Capital Markets	108,015,329

Diversified Financial Services — 0.3%
83,725	CIT Group Inc.	3,828,744

See Notes to Financial Statements.

48         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

Thrifts & Mortgage Finance — 0.7%
49,500	Astoria Financial Corp.	$1,383,525
361,566	New York Community Bancorp Inc.	5,846,522

	Total Thrifts & Mortgage Finance	7,230,047

	TOTAL FINANCIALS	119,074,120

HEALTH CARE — 37.4%
Biotechnology — 21.1%
162,500	Alkermes Inc.*	2,647,125
740,105	Amgen Inc.*	56,070,355
783,806	Biogen Idec Inc.*	31,846,038
110,150	CancerVax Corp.*	149,804
844,850	Chiron Corp.*	37,291,679
101,900	Genentech Inc.*	9,232,140
795,168	Genzyme Corp.*	57,490,646
541,275	ImClone Systems Inc.*	18,782,242

224,750	Isis Pharmaceuticals Inc.*	975,415
766,905	Millennium Pharmaceuticals Inc.*	6,994,174
173,000	Nanogen Inc.*	486,130
265,400	Vertex Pharmaceuticals Inc.*	6,037,850
29,445	ViaCell Inc.*	148,697

	Total Biotechnology	228,152,295

Health Care Equipment & Supplies — 0.5%
92,100	Biosite Inc.*	5,086,683

Health Care Providers & Services — 9.0%
1,672,000	UnitedHealth Group Inc.	96,792,080

Pharmaceuticals — 6.8%
998,800	Forest Laboratories Inc.*	37,864,508
243,448	Johnson & Johnson	15,244,714
635,666	King Pharmaceuticals Inc.*	9,808,326
75,289	Pfizer Inc.	1,636,783
78,576	Teva Pharmaceutical Industries Ltd., Sponsored ADR	2,995,317
323,000	Valeant Pharmaceuticals International	5,542,680

	Total Pharmaceuticals	73,092,328

	TOTAL HEALTH CARE	403,123,386

INDUSTRIALS — 6.0%
Aerospace & Defense — 2.7%
378,800	L-3 Communications Holdings Inc.	29,478,216

Industrial Conglomerates — 2.5%
1,033,412	Tyco International Ltd.	27,271,743

Machinery — 0.8%
308,000	Pall Corp.	8,057,280

	TOTAL INDUSTRIALS	64,807,239

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         49

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

INFORMATION TECHNOLOGY — 12.8%
Communications Equipment — 2.6%
186,100	C-COR Inc.*	$991,913
890,500	Motorola Inc.	19,733,480
448,325	Nokia Oyj, Sponsored ADR	7,540,827

	Total Communications Equipment	28,266,220

Computers & Peripherals — 2.5%
876,076	Maxtor Corp.*	3,066,266
242,000	Quantum Corp.*	730,840
385,000	SanDisk Corp.*	22,672,650

	Total Computers & Peripherals	26,469,756

Electronic Equipment & Instruments — 0.0%
12,400	Excel Technology Inc.*	324,260

Semiconductors & Semiconductor Equipment — 6.1%
330,000	Broadcom Corp., Class A Shares*	14,011,800
125,000	Cabot Microelectronics Corp.*	3,675,000
229,000	Cirrus Logic Inc.*	1,502,240
133,000	Cree Inc.*	3,197,320
133,000	DSP Group Inc.*	3,269,140
98,324	Freescale Semiconductor Inc., Class B Shares*	2,347,977
358,334	Intel Corp.	8,420,849
1,617,300	Micron Technology Inc.*	21,008,727
543,000	RF Micro Devices Inc.*	2,845,320
10,300	Standard Microsystems Corp.*	291,181
343,091	Teradyne Inc.*	4,645,452

	Total Semiconductors & Semiconductor Equipment	65,215,006

Software — 1.6%
106,000	Advent Software Inc.*	3,256,320

230,000	Autodesk Inc.	10,379,900
72,264	Microsoft Corp.	1,857,185
105,000	RSA Security Inc.*	1,197,000
75,000	Verity Inc.*	746,250

	Total Software	17,436,655

	TOTAL INFORMATION TECHNOLOGY	137,711,897

TELECOMMUNICATION SERVICES — 0.2%
Diversified Telecommunication Services — 0.2%
82,000	AT&T Corp.	1,621,960

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENT (Cost — $921,767,007)	1,051,696,353

See Notes to Financial Statements.

50         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

Face Amount	Security	Value
SHORT-TERM INVESTMENT — 2.6%
Repurchase Agreement — 2.6%
$28,700,000	Interest in $542,622,000 joint tri-party repurchase agreement dated 10/31/05 with Greenwich Capital Markets Inc., 4.020% due 11/1/05; Proceeds at maturity - $28,703,205; (Fully collateralized by various U.S. Treasury Obligations, 1.500% to 6.250% due 3/31/06 to 5/15/30; Market value - $29,274,227) (Cost — $28,700,000)	$28,700,000

	TOTAL INVESTMENTS — 100.1% (Cost — $950,467,007#)	1,080,396,353
	Liabilities in Excess of Other Assets — (0.1)%	(1,397,267)

	TOTAL NET ASSETS — 100.0%	$1,078,999,086

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is $951,791,610.

Abbreviation used in this schedule:
ADR — American Depositary Receipt

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         51

Schedules of Investments (October 31, 2005) (continued)

SMITH BARNEY INTERNATIONAL ALL CAP GROWTH PORTFOLIO

Shares	Security	Value

COMMON STOCKS — 98.4%
Australia (a) — 3.0%
146,000	Babcock & Brown Ltd.	$1,831,475
63,000	Macquarie Bank Ltd. (b)	3,061,847

	Total Australia	4,893,322

Denmark (a) — 1.2%
35,930	Novo Nordisk A/S, Class B Shares	1,846,505

Finland (a) — 2.4%
225,000	Nokia Oyj	3,778,830

France — 6.5%
150,000	Altran Technologies SA (a)*	1,754,859
32,625	Essilor International SA (a)(b)	2,687,542
25,000	Groupe Danone (a)(b)	2,541,008
13,000	Total SA (a)(b)	3,276,403
800	Total SA, Sponsored ADR	100,816

	Total France	10,360,628

Germany — 4.1%
25,300	BASF AG (a)(b)	1,825,462
450	BASF AG, Sponsored ADR	32,395
12,500	SAP AG (a)(b)	2,138,940
1,300	SAP AG, Sponsored ADR	55,822
76,400	Stada Arzneimittel AG (a)(b)	2,498,609

	Total Germany	6,551,228

Greece (a) — 1.0%
25,000	EFG Eurobank Ergasias	751,940
45,000	Piraeus Bank SA	911,512

	Total Greece	1,663,452

Hong Kong (a) — 3.5%
120,000	Hutchison Whampoa Ltd.	1,138,957
826,000	Li & Fung Ltd.	1,767,916
295,000	Swire Pacific Ltd., Class A Shares	2,647,527

	Total Hong Kong	5,554,400

Ireland (a) — 7.2%
106,900	Bank of Ireland	1,619,561
77,512	CRH PLC	1,942,042
584,000	Grafton Group PLC*	5,758,254
173,740	Irish Continental Group PLC	2,167,555
35,000	United Drug PLC	136,444

	Total Ireland	11,623,856

Italy (a) — 1.0%
114,000	Saipem SpA (b)	1,635,971

See Notes to Financial Statements.

52         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value

Japan — 23.3%
43,000	Canon Inc. (a)	$2,276,280
48,000	Daikin Industries Ltd. (a)	1,249,916
300	Dentsu Inc. (a)(b)	814,259
296,000	Dowa Mining Co., Ltd. (a)	2,381,687
33,000	Fanuc Limited (a)	2,609,144
44,500	Honda Motor Co., Ltd. (a)	2,472,375
2,000	Honda Motor Co., Ltd., Sponsored ADR	55,620
65,200	Hoya Corp. (a)(b)	2,266,576
380	Mitsubishi Tokyo Financial Group Inc. (a)	4,793,241
33	Mizuho Financial Group Inc. (a)	221,728
27,300	Nichii Gakkan Co. (a)(b)	652,480
17,400	Nidec Corp. (a)(b)	991,598
460	NTT Data Corp. (a)(b)	1,614,143
15,800	Orix Corp. (a)(b)	2,962,891
1,080	Rakuten Inc. (a)(b)	701,822
50,000	Ricoh Co., Ltd. (a)	792,423
37,200	Seven & I Holdings Co., Ltd.*	1,214,746
184,000	Sharp Corp. (a)	2,529,848
62,400	Shin-Etsu Chemical Co., Ltd. (a)(b)	3,004,332
79,000	Terumo Corp. (a)(b)	2,397,151
46,000	Trend Micro Inc. (a)(b)	1,441,540

	Total Japan	37,443,800

Mexico — 2.1%
700,100	Wal-Mart de Mexico SA de CV	3,406,418

Netherlands — 1.7%
39,351	ING Groep NV, CVA (a)	1,135,851
51,950	Royal Dutch Shell PLC, Class A Shares (b)*	1,603,340

	Total Netherlands	2,739,191

Norway (a) — 1.0%
159,900	Stolt Offshore SA (b)*	1,658,119

Singapore — 0.6%
106,000	DBS Group Holdings Ltd.	958,124

Spain (a) — 4.6%
205,000	Indra Sistemas SA (b)	4,204,933
198,743	Telefonica SA	3,173,317

	Total Spain	7,378,250

Sweden (a) — 2.4%
111,000	Atlas Copco AB, Class A Shares	2,030,178
534,000	Telefonaktiebolaget LM Ericsson, Class B Shares (b)	1,754,595

	Total Sweden	3,784,773

Switzerland — 12.1%
96,000	Mettler-Toledo International Inc.*	4,953,600
6,740	Nestle SA (a)	2,005,407

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         53

Schedules of Investments (October 31, 2005) (continued)

Shares	Security	Value
Switzerland — 12.1% (continued)

41,000	Novartis AG (a)	$2,204,602
45,900	Roche Holding AG (a)	6,854,713
40,000	UBS AG (a)	3,394,110

	Total Switzerland	19,412,432

United Kingdom (a) — 19.7%
52,000	BOC Group PLC	1,024,013
337,300	BP PLC	3,731,040
514,800	Capita Group PLC	3,550,074
896,000	O2 PLC*	3,260,108
70,000	Rio Tinto PLC	2,672,247
1,069,000	Serco Group PLC	5,014,265
151,700	Smith & Nephew PLC	1,282,885
576,352	Tesco PLC	3,066,642
357,000	Tomkins PLC	1,661,545
1,854,000	Vodafone Group PLC	4,862,989
142,700	WPP Group PLC	1,402,507

	Total United Kingdom	31,528,315

United States — 1.0%
101,814	News Corp., Class B Shares	1,533,319

	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $108,422,430)	157,750,933

Face Amount

SHORT-TERM INVESTMENTS — 14.9%
Repurchase Agreement — 1.7%
$2,712,000	Interest in $542,622,000 joint tri-party repurchase agreement dated 10/31/05 with Greenwich Capital Markets Inc., 4.020% due 11/1/05; Proceeds at maturity — $2,712,303; (Fully collateralized by various U.S. Treasury obligations, 1.500% to 6.250% due 3/31/06 to 5/15/30; Market value — $2,766,261) (Cost — $2,712,000)	2,712,000

Shares

Securities Purchased from Securities Lending Collateral — 13.2%
21,220,818	State Street Navigator Securities Lending Trust Prime Portfolio (Cost — $21,220,818)	21,220,818

	TOTAL SHORT-TERM INVESTMENTS (Cost — $23,932,818)	23,932,818

	TOTAL INVESTMENTS — 113.3% (Cost — $132,355,248#)	181,683,751
	Liabilities in Excess of Other Assets — (13.3)%	(21,306,809)

	TOTAL NET ASSETS — 100.0%	$160,376,942

See Notes to Financial Statements.

54         Travelers Series Fund Inc. 2005 Annual Report

Schedules of Investments (October 31, 2005) (continued)

*	Non-income producing security.
(a)	Securities are fair valued in good faith by or under the direction of the Board of Directors (See Note 1).
(b)	All or a portion of this security is on loan (See Notes 1 and 3).
#	Aggregate cost for federal income tax purposes is $132,956,378.

Abbreviations used in this schedule:
ADR	— American Depositary Receipt
CVA	— Certificaaten van aandelen (Share Certificates)

Summary of Investments by Sector*
Consumer Discretionary	33.4%
Telecommunication Services	15.2
Financials	13.5
Industrials	12.6
Energy	7.5
Materials	6.8
Information Technology	5.9
Repurchase Agreement	1.7
Other	3.4

100.0%

*	As a percentage of total investments (excludes securities purchased from securities lending collateral). Please note that Fund holdings are subject to change.

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         55

Statements of Assets and Liabilities (October 31, 2005)

	Smith Barney Large Cap Value Portfolio	Smith Barney Large Cap Growth Portfolio
ASSETS:
Investments, at cost	$260,537,349	$292,637,083
Foreign currency, at cost	—	—

Investments, at value	301,156,620	378,575,385
Foreign currency, at value	—	—
Cash	595	—
Receivable for securities sold	1,970,519	3,099,467
Dividends and interest receivable	125,498	131,094
Receivable for Fund shares sold	—	51,327
Prepaid expenses	6,073	4,606

Total Assets	303,259,305	381,861,879

LIABILITIES:
Management fee payable	153,314	240,480
Payable for Fund shares repurchased	71,574	474,870
Transfer agent fees payable	1,253	1,273
Directors’ fees payable	783	98
Payable for securities purchased	—	1,863,063
Due to custodian	—	1,310,467
Payable for loaned securities collateral	—	—
Payable for open currency contracts	—	—
Accrued expenses	65,139	50,490

Total Liabilities	292,063	3,940,741

Total Net Assets	$302,967,242	$377,921,138

NET ASSETS:
Par value (Note 4)	$164	$261
Paid-in capital in excess of par value	290,742,035	373,223,827
Undistributed net investment income	3,092,777	183,919
Accumulated net realized gain (loss) on investments, futures contracts and foreign currency transactions	(31,486,865)	(81,425,171)
Net unrealized appreciation on investments and foreign currency transactions	40,619,131	85,938,302

Total Net Assets	$302,967,242	$377,921,138

Shares Outstanding	16,378,520	26,052,469

Net Asset Value	$18.50	$14.51

See Notes to Financial Statements.

56         Travelers Series Fund Inc. 2005 Annual Report

Statements of Assets and Liabilities (October 31, 2005) (continued)

Smith Barney Mid Cap Core Portfolio	Smith Barney Aggressive Growth Portfolio	Smith Barney International All Cap Growth Portfolio

$107,375,600	$950,467,007	$132,355,248
—	—	197,128

120,690,507	1,080,396,353	181,683,751
—	—	194,650
322	576	489
672,831	—	—
121,137	216,788	256,162
—	112,386	—
—	11,685	2,985

121,484,797	1,080,737,788	182,138,037

75,688	721,325	116,096
331,621	967,564	138,477
1,259	1,261	1,256
—	—	766
400,850	—	197,592
—	—	—
—	—	21,220,818
—	—	1,488
28,587	48,552	84,602

838,005	1,738,702	21,761,095

$120,646,792	$1,078,999,086	$160,376,942

$82	$757	$118
97,941,919	950,361,126	171,190,096
519,558	—	1,268,503
8,870,326	(1,292,143)	(61,412,948)
13,314,907	129,929,346	49,331,173

$120,646,792	$1,078,999,086	$160,376,942

8,172,439	75,671,297	11,825,631

$14.76	$14.26	$13.56

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         57

Statements of Operations (For the year ended October 31, 2005)

	Smith Barney Large Cap Value Portfolio	Smith Barney Large Cap Growth Portfolio
INVESTMENT INCOME:
Dividends	$7,106,975	$4,745,097
Interest	267,559	15,092
Less: Foreign taxes withheld	(100,359)	—
Income from securities lending	—	—

Total Investment Income	7,274,175	4,760,189

EXPENSES:
Management fee (Note 2)	1,957,470	2,936,582
Shareholder reports	42,656	25,701
Custody fees	40,339	42,754
Audit and tax	29,300	24,166
Legal fees	22,181	12,525
Directors’ fees	13,320	14,017
Insurance	10,881	11,600
Transfer agent fees (Note 2)	5,012	5,028
Registration fees	33	732
Miscellaneous expenses	1,982	2,196

Total Expenses	2,123,174	3,075,301

Net Investment Income (Loss)	5,151,001	1,684,888

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FUTURES CONTRACTS AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investments transactions	12,470,355	(9,620,366)
Foreign currency transactions	(468)	—
Futures contracts	—	—

Net Realized Gain (Loss)	12,469,887	(9,620,366)

Change in Net Unrealized Appreciation/Depreciation From:
Investments	14,712,542	48,194,981
Foreign currency transactions	(140)	—

Change in Net Unrealized Appreciation/Depreciation	14,712,402	48,194,981

Net Gain on Investments, Futures Contracts and Foreign Currency Transactions	27,182,289	38,574,615

Increase in Net Assets From Operations	$32,333,290	$40,259,503

See Notes to Financial Statements.

58         Travelers Series Fund Inc. 2005 Annual Report

Statements of Operations (For the year ended October 31, 2005) (continued)

Smith Barney Mid Cap Core Portfolio	Smith Barney Aggressive Growth Portfolio	Smith Barney International All Cap Growth Portfolio

$1,405,212	$4,322,537	$3,463,642
90,567	1,287,167	37,399
(1,032)	(32,825)	(316,376)
—	—	89,726

1,494,747	5,576,879	3,274,391

890,458	8,084,509	1,403,306
12,222	43,514	51,530
26,160	50,540	115,748
16,325	25,091	28,600
14,183	21,683	17,325
6,612	28,693	8,265
2,116	21,924	6,905
5,012	5,026	5,028
—	—	—
2,105	3,693	11,861

975,193	8,284,673	1,648,568

519,554	(2,707,794)	1,625,823

12,992,285	211,120	5,532,827
4	—	(76,349)
(37,023)	—	—

12,955,266	211,120	5,456,478

193,983	159,283,167	17,734,096
—	—	(18,297)

193,983	159,283,167	17,715,799

13,149,249	159,494,287	23,172,277

$13,668,803	$156,786,493	$24,798,100

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         59

Statements of Changes in Net Assets (For the years ended October 31,)

Smith Barney Large Cap Value Portfolio	2005	2004
OPERATIONS:
Net investment income	$5,151,001	$5,015,148
Net realized gain	12,469,887	22,083,608
Change in net unrealized appreciation/depreciation	14,712,402	10,192,674

Increase in Net Assets From Operations	32,333,290	37,291,430

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(6,400,006)	(5,914,007)

Decrease in Net Assets From Distributions to Shareholders	(6,400,006)	(5,914,007)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	3,130,472	4,321,708
Reinvestment of distributions	6,400,006	5,914,007
Cost of shares repurchased	(65,848,220)	(74,452,875)

Decrease in Net Assets From Fund Share Transactions	(56,317,742)	(64,217,160)

Decrease in Net Assets	(30,384,458)	(32,839,737)
NET ASSETS:
Beginning of year	333,351,700	366,191,437

End of year*	$302,967,242	$333,351,700

* Includes undistributed net investment income of:	$3,092,777	$4,429,540

See Notes to Financial Statements.

60         Travelers Series Fund Inc. 2005 Annual Report

Statements of Changes in Net Assets (For the years ended October 31,) (continued)

Smith Barney Large Capitalization Growth Portfolio	2005	2004
OPERATIONS:
Net investment income (loss)	$1,684,888	$(95,094)
Net realized loss	(9,620,366)	(6,346,198)
Change in net unrealized appreciation/depreciation	48,194,981	(14,076,919)

Increase (Decrease) in Net Assets From Operations	40,259,503	(20,518,211)

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(1,500,969)	(23,939)
Return of capital	—	(46,869)

Decrease in Net Assets From Distributions to Shareholders	(1,500,969)	(70,808)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	11,593,119	83,145,183
Reinvestment of distributions	1,500,969	70,808
Cost of shares repurchased	(63,602,132)	(26,791,922)

Increase (Decrease) in Net Assets From Fund Share Transactions	(50,508,044)	56,424,069

Increase (Decrease) in Net Assets	(11,749,510)	35,835,050
NET ASSETS:
Beginning of year	389,670,648	353,835,598

End of year*	$377,921,138	$389,670,648

* Includes undistributed net investment income of:	$183,919	—

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         61

Statements of Changes in Net Assets (For the years ended October 31,) (continued)

Smith Barney Mid Cap Core Portfolio	2005	2004
OPERATIONS:
Net investment income (loss)	$519,554	$(60,762)
Net realized gain	12,955,266	4,898,860
Change in net unrealized appreciation/depreciation	193,983	1,012,508

Increase in Net Assets From Operations	13,668,803	5,850,606

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	8,699,598	22,456,449
Cost of shares repurchased	(11,954,070)	(4,932,940)

Increase (Decrease) in Net Assets From Fund Share Transactions	(3,254,472)	17,523,509

Increase in Net Assets	10,414,331	23,374,115
NET ASSETS:
Beginning of year	110,232,461	86,858,346

End of year*	$120,646,792	$110,232,461

* Includes undistributed net investment income of:	$519,558	—

See Notes to Financial Statements.

62         Travelers Series Fund Inc. 2005 Annual Report

Statements of Changes in Net Assets (For the years ended October 31,) (continued)

Smith Barney Aggressive Growth Portfolio	2005	2004
OPERATIONS:
Net investment loss	$(2,707,794)	$(3,509,889)
Net realized gain	211,120	8,592,603
Change in net unrealized appreciation/depreciation	159,283,167	39,469,472

Increase in Net Assets From Operations	156,786,493	44,552,186

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net realized gains	(3,756,228)	—

Decrease in Net Assets From Distributions to Shareholders	(3,756,228)	—

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	63,139,525	270,425,936
Reinvestment of distributions	3,756,228	—
Cost of shares repurchased	(61,265,197)	(18,523,736)

Increase in Net Assets From Fund Share Transactions	5,630,556	251,902,200

Increase in Net Assets	158,660,821	296,454,386
NET ASSETS:
Beginning of year	920,338,265	623,883,879

End of year	$1,078,999,086	$920,338,265

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         63

Statements of Changes in Net Assets (For the years ended October 31,) (continued)

Smith Barney International All Cap Growth Portfolio	2005	2004
OPERATIONS:
Net investment income	$1,625,823	$1,161,805
Net realized gain	5,456,478	7,226,272
Change in net unrealized appreciation/depreciation	17,715,799	14,905,863

Increase in Net Assets From Operations	24,798,100	23,293,940

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTE 1):
Net investment income	(1,500,826)	(1,763,610)

Decrease in Net Assets From Distributions to Shareholders	(1,500,826)	(1,763,610)

FUND SHARE TRANSACTIONS (NOTE 4):
Net proceeds from sale of shares	5,415,806	17,143,590
Reinvestment of distributions	1,500,826	1,763,610
Cost of shares repurchased	(32,422,744)	(60,386,891)
Net assets of shares issued in connection with Merger (Note 5)	2,864,133	—

Decrease in Net Assets From Fund Share Transactions	(22,641,979)	(41,479,691)

Increase (Decrease) in Net Assets	655,295	(19,949,361)
NET ASSETS:
Beginning of year	159,721,647	179,671,008

End of year*	$160,376,942	$159,721,647

* Includes undistributed net investment income of:	$1,268,503	$1,221,698

See Notes to Financial Statements.

64         Travelers Series Fund Inc. 2005 Annual Report

Financial Highlights

For a share of capital stock outstanding throughout each year ended October 31:

Smith Barney Large Cap Value Portfolio	2005	2004	2003	2002	2001
Net Asset Value, Beginning of Year	$17.09	$15.68	$13.24	$17.47	$20.74

Income (Loss) From Operations:
Net investment income	0.30	0.26	0.28	0.32	0.26
Net realized and unrealized gain (loss)	1.45	1.41	2.49	(4.24)	(2.56)

Total Income (Loss) From Operations	1.75	1.67	2.77	(3.92)	(2.30)

Less Distributions From:
Net investment income	(0.34)	(0.26)	(0.33)	(0.31)	(0.27)
Net realized gain	—	—	—	—	(0.70)

Total Distributions	(0.34)	(0.26)	(0.33)	(0.31)	(0.97)

Net Asset Value, End of Year	$18.50	$17.09	$15.68	$13.24	$17.47

Total Return(1)	10.26%	10.69%	21.38%	(22.45)%	(11.58)%

Net Assets, End of Year (millions)	$303	$333	$366	$346	$504

Ratios to Average Net Assets:
Gross expenses	0.65%	0.68%	0.69%	0.68%	0.67%
Net expenses(2)	0.65	0.68 (3)	0.69	0.68	0.67
Net investment income	1.62	1.38	1.85	1.59	1.42

Portfolio Turnover Rate	44%	37%	96%	68%	29%

(1)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(2)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets will not exceed 1.25%.
(3)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         65

Financial Highlights (continued)

For a share of capital stock outstanding throughout each year ended October 31:

Smith Barney Large Capitalization Growth Portfolio	2005	2004		2003	2002	2001
Net Asset Value, Beginning of Year	$13.15	$13.76		$9.91	$11.86	$16.04

Income (Loss) From Operations:
Net investment income (loss)	0.06	(0.00	)(1)	0.01	0.02	0.02
Net realized and unrealized gain (loss)	1.35	(0.61)		3.86	(1.95)	(4.20)

Total Income (Loss) From Operations	1.41	(0.61)		3.87	(1.93)	(4.18)

Less Distributions From:
Net investment income	(0.05)	(0.00	)(1)	(0.02)	(0.02)	—
Return of capital	—	(0.00	)(1)	—	—	—

Total Distributions	(0.05)	(0.00	)(1)	(0.02)	(0.02)	—

Net Asset Value, End of Year	$14.51	$13.15		$13.76	$9.91	$11.86

Total Return(2)	10.74%	(4.42)%		39.16%	(16.29)%	(26.06)%

Net Assets, End of Year (millions)	$378	$390		$354	$225	$280

Ratios to Average Net Assets:
Gross expenses	0.79%	0.78%		0.79%	0.80%	0.78%
Net expenses	0.79	0.78	(3)	0.79	0.80	0.78
Net investment income (loss)	0.43	(0.02)		0.06	0.13	0.14

Portfolio Turnover Rate	20%	7%		16%	19%	10%

(1)	Amount represents less than $0.01 per share.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(3)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

66         Travelers Series Fund Inc. 2005 Annual Report

Financial Highlights (continued)

For a share of capital stock outstanding throughout each year ended October 31:

Smith Barney Mid Cap Core Portfolio	2005	2004	2003		2002	2001
Net Asset Value, Beginning of Year	$13.14	$12.35	$10.10		$10.83	$14.22

Income (Loss) From Operations:
Net investment income (loss)	0.06	(0.01)	(0.00	)(1)	(0.02)	0.02
Net realized and unrealized gain (loss)	1.56	0.80	2.25		(0.70)	(3.36)

Total Income (Loss) From Operations	1.62	0.79	2.25		(0.72)	(3.34)

Less Distributions From:
Net investment income	—	—	—		(0.01)	(0.05)

Total Distributions	—	—	—		(0.01)	(0.05)

Net Asset Value, End of Year	$14.76	$13.14	$12.35		$10.10	$10.83

Total Return(2)	12.33%	6.40%	22.28%		(6.64)%	(23.56)%

Net Assets, End of Year (millions)	$121	$110	$87		$57	$34

Ratios to Average Net Assets:
Gross expenses	0.82%	0.83%	0.85%		0.90%	0.96%
Net expenses(3)	0.82	0.83 (4)	0.85		0.90	0.95 (4)
Net investment income (loss)	0.44	(0.06)	(0.03)		(0.10)	0.25

Portfolio Turnover Rate	107%	92%	98%		79%	45%

(1)	Amount represents less than $0.01 per share.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets will not exceed 0.95%.
(4)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         67

Financial Highlights (continued)

For a share of capital stock outstanding throughout each year ended October 31:

Smith Barney Aggressive Growth Portfolio	2005(1)	2004	2003	2002	2001
Net Asset Value, Beginning of Year	$12.24	$11.43	$9.09	$12.32	$15.03

Income (Loss) From Operations:
Net investment loss	(0.04)	(0.05)	(0.04)	(0.05)	(0.05)
Net realized and unrealized gain (loss)	2.11	0.86	2.38	(3.18)	(2.66)

Total Income (Loss) From Operations	2.07	0.81	2.34	(3.23)	(2.71)

Less Distributions From:
Net realized gain	(0.05)	—	—	—	—

Total Distributions	(0.05)	—	—	—	—

Net Asset Value, End of Year	$14.26	$12.24	$11.43	$9.09	$12.32

Total Return(2)	16.94%	7.09%	25.74%	(26.22)%	(18.03)%

Net Assets, End of Year (000s)	$1,079	$920	$624	$415	$366

Ratios to Average Net Assets:
Gross expenses	0.82%	0.82%	0.82%	0.83%	0.84%
Net expenses(3)	0.82	0.82 (4)	0.82	0.83	0.84
Net investment loss	(0.27)	(0.44)	(0.49)	(0.50)	(0.40)

Portfolio Turnover Rate	0%	4%	0%	9%	3%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets will not exceed 1.00%.
(4)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

68         Travelers Series Fund Inc. 2005 Annual Report

Financial Highlights (continued)

For a share of capital stock outstanding throughout each year ended October 31:

Smith Barney International All Cap Growth Portfolio	2005	2004(1)	2003(1)	2002(1)	2001(1)
Net Asset Value, Beginning of Year	$11.77	$10.43	$8.78	$11.18	$18.52

Income (Loss) From Operations:
Net investment income	0.13	0.07	0.10	0.04	0.05
Net realized and unrealized gain (loss)	1.77	1.37	1.60	(2.39)	(7.39)

Total Income (Loss) From Operations	1.90	1.44	1.70	(2.35)	(7.34)

Less Distributions From:
Net investment income	(0.11)	(0.10)	(0.05)	(0.05)	—

Total Distributions	(0.11)	(0.10)	(0.05)	(0.05)	—

Net Asset Value, End of Year	$13.56	$11.77	$10.43	$8.78	$11.18

Total Return(2)	16.21%	13.90%	19.45%	(20.97)%	(39.63)%

Net Assets, End of Year (000s)	$160,377	$159,722	$179,671	$170,067	$243,575

Ratios to Average Net Assets:
Gross expenses	1.00%	1.01%	0.99%	1.00%	1.00%
Net expenses(3)	1.00	1.01 (4)	0.99	1.00	1.00
Net investment income	0.98	0.67	1.07	0.42	0.31

Portfolio Turnover Rate	16%	21%	45%	27%	22%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would be lower. Total returns do not reflect expenses associated with the separate accounts such as administrative fees, account charges and surrender charges which, if reflected, would reduce the total return for all periods shown.
(3)	As a result of a voluntary expense limitation, the ratio of expenses to average net assets will not exceed 1.50%.
(4)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Travelers Series Fund Inc. 2005 Annual Report         69

Notes to Financial Statements

1.	Organization and Significant Accounting Policies

The Smith Barney Large Cap Value Portfolio (“SBLCV”), Smith Barney Large Capitalization Growth Portfolio (“SBLCG”), Smith Barney Mid Cap Core Portfolio (“SBMCC”), Smith Barney Aggressive Growth Portfolio (“SBAG”) and Smith Barney International All Cap Growth Portfolio (“SBIACG”) (“Funds”) are separate diversified investment funds of Travelers Series Fund Inc. (“Company”). The Company, a Maryland corporation, is registered under the Investment Company Act of 1940 (the “1940 Act”), as amended, as an open-end management investment company.

The following are significant accounting policies consistently followed by the Funds and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various relationships between securities. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Funds calculate their net asset value, the Funds may value these investments at fair value as determined in accordance with the procedures approved by the Funds’ Board of Directors. Fair valuing of securities may be determined with the assistance of a pricing service using calculations based on indices of domestic securities and other appropriate indicators, such as prices of relevant ADRs and futures contracts. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Funds’ policy that their custodian or a third party custodian takes possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

(c) Financial Futures Contracts. The Funds may enter into financial futures contracts to hedge a portion of their portfolio. Upon entering into a financial futures contract, the Funds are required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Funds each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Funds recognize an unrealized gain or loss equal to the daily variation margin. When the financial futures contracts

70         Travelers Series Fund Inc. 2005 Annual Report

Notes to Financial Statements (continued)

are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Funds’ basis in the contracts.

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Funds could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(d) Forward Foreign Currency Contracts. The Funds may enter into forward foreign currency contracts to hedge against foreign currency exchange rate risk on their non-US dollar denominated securities or to facilitate settlement of foreign currency denominated portfolio transactions. A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set price on a future date. The contract is marked-to-market daily and the change in value is recorded by the Funds as an unrealized gain or loss. When a forward foreign currency contract is extinguished, through either delivery or offset by entering into another forward foreign currency contract, the Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value of the contract at the time it was extinguished.

Forward foreign currency contracts involve elements of market risk in excess of the amounts reflected in the Statements of Assets and Liabilities. The Funds bear the risk of an unfavorable change in the foreign exchange rate underlying the forward foreign currency contract. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(e) Lending of Portfolio Securities. The Funds have an agreement with their custodians whereby the custodian may lend securities owned by the Funds to brokers, dealers and other financial organizations. In exchange for lending securities under the terms of the agreement with their custodian, the Funds receive a lender’s fee. Fees earned by the Funds on securities lending are recorded as securities lending income. Loans of securities by the Funds are collateralized by cash, U.S. government securities or high quality money market instruments that are maintained at all times in an amount at least equal to the current market value of the loaned securities, plus a margin which varies depending on the type of securities loaned. The custodian establishes and maintains the collateral in a segregated account. The Funds have the right under the lending agreement to recover the securities from the borrower on demand.

The Funds maintain the risk of any loss on the securities on loan as well as the potential loss on investments purchased with cash collateral received from securities lending.

(f) Foreign Risk. The investments by the Funds in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign currencies and may require settlement in foreign currencies and pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of SBIACG and SBLCV. Foreign investments may also subject SBIACG and SBLCV to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

Travelers Series Fund Inc. 2005 Annual Report         71

Notes to Financial Statements (continued)

(g) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Funds’ books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(h) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Funds determine the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Funds’ policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(i) Distributions to Shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Funds are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(j) Federal and Other Taxes. It is the Funds’ policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Funds intend to distribute substantially all of their income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Funds’ financial statements. Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

72         Travelers Series Fund Inc. 2005 Annual Report

Notes to Financial Statements (continued)

(k) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. There were no reclassifications during the current year for SBLCG. Additionally, during the current year, the following reclassifications have been made:

Fund			Over/Undistributed Net Investment Income	Undistributed Net Realized Gains/Accumulated Net Realized Losses	Paid-in Capital
SBLCV	(a	)	$(87,758)	$87,758	—
SBMCC	(b	)	4	(4)	—
SBAG	(c	)	2,529,134	(3,141)	$(2,525,993)
	(d	)	178,660	(178,660)	—
SBIACG	(e	)	(1,843)	—	1,843
	(b	)	(76,349)	76,349	—

(a)	Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes and book/tax differences in the treatment of distributions from real estate investment trusts.
(b)	Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes.
(c)	Reclassifications are primarily due to a tax net operating loss and distributions paid in connection with the redemption of fund shares.
(d)	Reclassifications are primarily due to a tax net operating loss offsetting short-term capital gains.
(e)	Reclassifications are primarily due to book/tax differences related to the merger.

2.	Management Agreement and Other Transactions with Affiliates

Smith Barney Fund Management LLC (“SBFM”), an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), acts as investment manager of the Funds. SBMCC and SBIACG pay SBFM a management fee calculated at the annual rate of 0.75% and 0.85%, respectively, of the Funds’ average daily net assets. SBLCV, SBLCG and SBAG pay SBFM a management fee, which is calculated daily and payable monthly, based on the Funds’ average daily net assets in accordance with the following breakpoint schedule:

Average Daily Net Assets	Fee Rate
SBLCV

First $500 million	0.600%
Next $500 million	0.550
Over $1 billion	0.500

SBLCG

First $5 billion	0.750%
Next $2.5 billion	0.725
Next $2.5 billion	0.700
Over $10 billion	0.650

SBAG

First $5 billion	0.800%
Next $2.5 billion	0.775
Next $2.5 billion	0.750
Over $10 billion	0.700

Travelers Series Fund Inc. 2005 Annual Report         73

Notes to Financial Statements (continued)

Effective November 1, 2005, SBLCG, SBAG and SBIACG’s management fee will be calculated in accordance with the following breakpoint schedule:

Average Daily Net Assets	Fee Rate
SBLCG

First $1 Billion	0.750%
Next $1 Billion	0.725
Next $3 Billion	0.700
Next $5 Billion	0.675
Over $10 Billion	0.650

SBAG

First $1 billion	0.750%
Next $1 billion	0.725
Next $3 billion	0.700
Next $5 billion	0.675
Over $10 billion	0.650

SBIACG

First $1 Billion	0.850%
Next $1 Billion	0.825
Next $3 Billion	0.800
Next $5 Billion	0.775
Over $10 Billion	0.750

During the year ended October 31, 2005, SBLCV, SBMCC, SBAG and SBIACG, had voluntary expense limitations in place of 1.25%, 0.95%, 1.00% and 1.50% respectively. These expense limitations can be terminated at any time by SBFM.

Citicorp Trust Bank, fsb. (“CTB”), another subsidiary of Citigroup, acts as the Funds’ transfer agent and PFPC Inc. (“PFPC”) acts as the Funds’ sub-transfer agent. CTB receives account fees and asset-based fees that vary according to the size and type of account. PFPC is responsible for shareholder recordkeeping and financial processing for all shareholder accounts and is paid by CTB. For the year ended October 31, 2005, each Fund paid transfer agent fees of $4,167 to CTB.

For the year ended October 31, 2005, Citigroup Global Markets Inc. (“CGM”), another indirect wholly-owned subsidiary of Citigroup, received brokerage commissions in the amounts of $28,788 and $32,352 for SBLCV and SBMCC, respectively. During the year ended October 31, 2005, CGM did not receive any brokerage commissions from SBLCG, SBAG and SBIACG.

Certain officers and one Director of the Company are employees of Citigroup or its affiliates and do not receive compensation from the Funds.

74         Travelers Series Fund Inc. 2005 Annual Report

Notes to Financial Statements (continued)

3.	Investments

During the year ended October 31, 2005, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

	Purchases	Sales
SBLCV	$137,103,079	$196,910,973
SBLCG	78,203,215	124,867,263
SBMCC	122,781,790	128,621,621
SBAG	29,366,747	1,466,093
SBIACG	26,624,391	49,241,455

At October 31, 2005, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

	Gross unrealized appreciation	Gross unrealized depreciation	Net unrealized appreciation
SBLCV	$48,939,598	$(10,465,391)	$38,474,207
SBLCG	78,523,561	(9,085,617)	69,437,944
SBMCC	16,631,758	(3,474,941)	13,156,817
SBAG	278,472,543	(149,867,800)	128,604,743
SBIACG	51,224,566	(2,497,193)	48,727,373

At October 31, 2005, SBIACG had the following open foreign currency contract:

	Local Currency	Market Value	Settlement Date	Unrealized Loss
Contracts to Buy:
Japanese Yen	22,993,740	$197,592	11/2/05	$(1,488)

At October 31, 2005, SBLCV, SBLCG, SBMCC and SBAG did not have any open foreign currency contracts.

At October 31, 2005, SBIACG loaned securities having a market value of $20,198,407. SBIACG received cash collateral amounting to $21,220,818 which was invested into the State Street Navigator Securities Lending Trust Prime Portfolio, a Rule 2a-7 money market fund, registered under the 1940 Act.

At October 31, 2005, SBLCV, SBLCG, SBMCC and SBAG did not have any securities on loan.

4.	Capital Shares

At October 31, 2005, the Company had six billion shares of capital stock authorized with a par value of $0.00001 per share. Each share of a Fund represents an equal proportionate interest in that Fund with each other share of the same Fund and has an equal entitlement to any dividends and distributions made by the Fund.

Travelers Series Fund Inc. 2005 Annual Report         75

Notes to Financial Statements (continued)

Transactions in shares of each Fund were as follows:

	Year Ended October 31, 2005	Year Ended October 31, 2004
SBLCV

Shares sold	174,564	256,486
Shares issued on reinvestment	354,179	357,126
Shares repurchased	(3,655,136)	(4,456,154)

Net Decrease	(3,126,393)	(3,842,542)

SBLCG

Shares sold	837,308	5,848,481
Shares issued on reinvestment	104,161	4,938
Shares repurchased	(4,531,870)	(1,924,673)

Net Increase (Decrease)	(3,590,401)	3,928,746

SBMCC

Shares sold	618,090	1,744,843
Shares repurchased	(836,951)	(384,264)

Net Increase (Decrease)	(218,861)	1,360,579

SBAG

Shares sold	4,820,016	22,127,976
Shares issued on reinvestment	281,999	—
Shares repurchased	(4,607,553)	(1,514,855)

Net Increase	494,462	20,613,121

SBIACG

Shares sold	423,243	1,538,608
Shares issued on reinvestment	115,894	159,603
Shares repurchased	(2,502,814)	(5,360,813)
Shares issued in connection with merger (Note 5)	224,109	—

Net Decrease	(1,739,568)	(3,662,602)

5.	Transfer of Net Assets

On July 8, 2005, SBIACG acquired the assets and certain liabilities of the GSS Salomon Brothers Variable International Equity Fund pursuant to a plan of reorganization approved by GSS Salomon Brothers Variable International Equity Fund shareholders on July 1, 2005. Total shares issued by SBIACG, the total net assets of the GSS Salomon Brothers Variable International Equity Fund and total net assets of SBIACG on the date of transfer were as follows:

Acquired Fund	Shares issued by SBIACG	Total Net Assets of the GSS Salomon Brothers Variable International Equity Fund	Total Net Assets of SBIACG
GSS Salomon Brothers Variable International Equity Fund	224,109	$2,864,133	$158,199,570

76         Travelers Series Fund Inc. 2005 Annual Report

Notes to Financial Statements (continued)

The total assets of GSS Salomon Brothers Variable International Equity Fund before acquisition included net unrealized depreciation of $961,933 and accumulated net realized gains of $494. Total net assets of SBIACG immediately after the transfer were $161,063,703. The transaction was structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

6.	Income Tax Information and Distributions to Shareholders

The tax character of distributions paid during the fiscal year ended October 31, 2005 were as follows:

	SBLCV	SBLCG	SBAG	SBIACG
Distributions paid from:
Ordinary Income	$6,400,006	$1,500,969	—	$1,500,826
Net Long-term Capital Gains	—	—	$3,756,228	—

Total Distributions Paid	$6,400,006	$1,500,969	$3,756,228	$1,500,826

The tax character of distributions paid during the fiscal year ended October 31, 2004 were as follows:

	SBLCV	SBLCG	SBAG	SBIACG
Distributions paid from:
Ordinary Income	$5,914,007	$23,939	—	$1,763,610
Net Long-term Capital Gains	—	—	—	—

Total Taxable Distributions	$5,914,007	$23,939	—	$1,763,610

Tax Return of Capital	—	46,869	—	—

Total Distributions Paid	$5,914,007	$70,808	—	$1,763,610

During the years ended October 31, 2005 and 2004, SBMCC did not pay any distributions.

As of October 31, 2005, the components of accumulated earnings on a tax basis were as follows:

	SBLCV		SBLCG		SBMCC
Undistributed ordinary income — net	$3,092,777		$183,919		$519,558
Undistributed long-term capital gains — net	—		—		9,028,416

Total undistributed earnings	$3,092,777		$183,919		$9,547,974

Capital loss carryforward*	$(29,341,801)		$(64,924,813)		—
Unrealized appreciation	38,474,067	(a)	69,437,944	(b)	$13,156,817	(b)

Total accumulated earnings — Net	$12,225,043		$4,697,050		$22,704,791

Travelers Series Fund Inc. 2005 Annual Report         77

Notes to Financial Statements (continued)

	SBAG		SBIACG
Undistributed ordinary income — net	—		$1,840,218
Undistributed long-term capital gains — net	$32,460		—

Total undistributed earnings	$32,460		$1,840,218

Capital loss carryforward*	—		$(61,381,331)
Other book/tax temporary differences	—		(2,202	)(c)
Unrealized appreciation	$128,604,743	(b)	48,730,043	(d)

Total accumulated earnings/(losses) — Net	$128,637,203		$(10,813,272)

*	During the taxable year ended October 31, 2005, SBLCV, SBMCC and SBIACG utilized $12,803,025, $3,842,058 and $5,532,827, respectively, of their respective capital loss carryovers available from prior years. As of October 31, 2005, the Funds had the following net capital loss carryforwards remaining:

Year of Expiration	SBLCV	SBLCG	SBIACG
10/31/2008	—	$(2,019,427)	—
10/31/2009	—	(5,453,825)	$(38,021,872)
10/31/2010	$(6,191,123)	(30,603,559)	(13,574,174)
10/31/2011	(23,150,678)	(8,588,495)	(9,785,285)
10/31/2012	—	(5,325,802)	—
10/31/2013	—	(12,933,705)	—

	$(29,341,801)	$(64,924,813)	$(61,381,331)

These amounts will be available to offset any future taxable capital gains.

(a)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales and the difference between the book and tax cost basis of investments in real estate investment trusts.
(b)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales.
(c)	Other book/tax temporary differences are attributable primarily for differences in the book/tax treatment of various items.
(d)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax deferral of losses on wash sales and the realization for tax purposes of unrealized gains an investments in passive foreign investment companies.

7.	Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at that time, included the Funds’ investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer

78         Travelers Series Fund Inc. 2005 Annual Report

Notes to Financial Statements (continued)

agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order requires SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Funds’ Board selected a new transfer agent for the Funds. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, the Funds’ investment manager does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason Inc.

8.	Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 7. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion was filed to consolidate the five actions and any subsequently related actions. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, the Funds’ investment manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of

Travelers Series Fund Inc. 2005 Annual Report         79

Notes to Financial Statements (continued)

operations of the Funds or the ability of the Funds’ investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

Beginning in June, 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Funds and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Funds’ investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, the Funds’ investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the complaint. Those motions are pending before the court.

9.	Other Matters

The Funds have received information concerning SBFM, as follows:

On September 16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM for alleged violations of Sections 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection undertaken by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

80         Travelers Series Fund Inc. 2005 Annual Report

Notes to Financial Statements (continued)

Although there can be no assurance, SBFM believes that this matter is not likely to have a material adverse effect on the Funds or SBFM’s ability to perform investment advisory services relating to the Funds.

10.	Subsequent Events

On December 1, 2005, Citigroup completed the sale of substantially all of its asset management business, CAM, to Legg Mason, Inc. (“Legg Mason”). As a result, the Funds’ investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused each Fund’s existing investment management contract to terminate. Each Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 2, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $830 billion.

Each Fund’s Board has appointed the Fund’s current distributor, CGM, and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of each Fund. CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer fund shares in the future.

Effective December 1, 2005, CGM will no longer be an affiliated person of the Funds under the Investment Company Act of 1940, as amended. As a result, the Funds will be permitted to execute transactions with CGM or an affiliate of CGM as agent (but not as principal) without the restrictions applicable to transactions with affiliated persons. Similarly, the Funds generally will be permitted to purchase securities in underwritings in which CGM or an affiliate of CGM is a member without the restrictions imposed by certain rules of the Securities and Exchange Commission. The Manager’s use of CGM or affiliates of CGM as agent in portfolio transactions with the Funds will be governed by the Funds’ policy of seeking the best overall terms available.

Certain officers and one Director of the Funds are employees of Legg Mason or its affiliates and do not receive compensation from the Funds.

The Funds’ Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Funds. The principal business office of PFPC is located at P.O. Box 9699, Providence, RI 02940-9699.

Travelers Series Fund Inc. 2005 Annual Report         81

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Travelers Series Fund Inc.:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Smith Barney Large Cap Value Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Mid Cap Core Portfolio, Smith Barney Aggressive Growth Portfolio and Smith Barney International All Cap Growth Portfolio, each a series of Travelers Series Fund Inc., as of October 31, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2005, by correspondence with the custodian and broker. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney Large Cap Value Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Mid Cap Core Portfolio, Smith Barney Aggressive Growth Portfolio and Smith Barney International All Cap Growth Portfolio as of October 31, 2005, and the results of their operations for the year then ended, the changes in their net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

December 16, 2005

82         Travelers Series Fund Inc. 2005 Annual Report

Board Approval of Management Agreements (unaudited)

At meetings of the Board of Travelers Series Fund Inc., on behalf of its series, Smith Barney Large Cap Value Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Mid Cap Core Portfolio, Smith Barney Aggressive Growth Portfolio and Smith Barney International All Cap Growth Portfolio (each series, a “Fund” and collectively, the “Funds”), including the Funds’ independent, or non-interested, Board members (the “Independent Board Members”), the Board received information from the Funds’ manager, Smith Barney Fund Management LLC (the “Manager”), to assist them in their consideration of the Funds’ management agreement (the “Management Agreement”). The Board received and considered a variety of information about the Manager, and the Funds’ distributor, as well as the advisory and distribution arrangements for the Funds. In voting to approve each Management Agreement, the Board, including the Independent Board Members, considered whether the approval would be in the best interest of the Funds and their shareholders based upon several factors including those discussed below.

Nature, Extent and Quality of the Services under the Management

The Board received and considered information regarding the nature, extent and quality of services provided to the Funds by the Manager under the Management Agreement during the past year. The Board also received a description of the administrative and other services rendered to the Funds and their shareholders by the Manager. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager about the management of the Funds’ affairs and the Manager’s role in coordinating the activities of the Funds’ other service providers. The Board’s evaluation of the services provided by the Manager took into account the Board’s knowledge and familiarity gained as Board members of funds in the Citigroup Asset Management (“CAM”) fund complex, including the scope and quality of the Manager’s investment management and other capabilities and the quality of its administrative and other services. The Board observed that the scope of services provided by the Manager had expanded over time as a result of regulatory and other developments, including maintaining and monitoring its own and the Funds’ expanded compliance programs. The Board also considered the Manager’s response to recent regulatory compliance issues affecting it and the CAM fund complex. The Board reviewed information received from the Manager regarding the implementation to date of the Funds’ compliance policies and procedures established pursuant to Rule 38a-1 under the Investment Company Act of 1940.

The Board reviewed the qualifications, backgrounds and responsibilities of the Funds’ senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Funds. The Board also considered the degree to which the Manager implemented organizational changes to improve investment results and the services provided to the CAM fund complex. The Board noted that the Manager’s Office of the Chief Investment Officer, composed of the senior officers of the investment teams managing the funds in the CAM complex, participates in reporting to the Board on investment matters. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources available to CAM and its parent organization, Citigroup Inc.

Travelers Series Fund Inc. 2005 Annual Report         83

Board Approval of Management Agreements (unaudited) (continued)

The Board also considered the Manager’s brokerage policies and practices, the standards applied in seeking best execution, the Manager’s policies and practices regarding soft dollars, the use of a broker affiliated with the Manager and the existence of quality controls applicable to brokerage allocation procedures. In addition, management also reported to the Board on, among other things, its business plans, recent organizational changes and portfolio manager compensation plan.

The Board concluded that, overall, it was satisfied with the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement by the Manager were acceptable.

Fund Performance

The Board received and reviewed performance information for the Funds as well as for a group of comparable funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Funds with the funds included in the Performance Universe. The Board also was provided with information comparing the Funds’ performance to the Lipper category averages over various time periods. The Board members noted that they had also received and discussed with management information throughout the year at periodic intervals comparing each Fund’s performance against its benchmark index(es).

Smith Barney Large Cap Value Portfolio

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all variable insurance products classified as “large-cap value funds” by Lipper, showed that the Fund’s performance, as of March 31, 2005 for the 1-, 3-, 5 and 10-year periods was lower than the median. The Board noted that as of August 19, 2004, there had been a change in the portfolio managers managing the portfolio. Management noted that the last year’s performance was hampered by underweighting energy stocks and overweighting technology, healthcare and consumer staples and believes that this contributed to the below median performance results. Management also noted that the Fund has reallocated its portfolio. Based on their review, the Board continues to retain confidence in the Manager to seek to achieve the Fund’s investment objective and carry out its investment strategies.

Smith Barney Large Capitalization Growth Portfolio

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all variable insurance products classified as “large cap growth funds” by Lipper, showed that the Fund’s performance, as of March 31, 2005, for the 1-year period was lower than the median while the 3- and 5-year periods were better than the median. Based on their review, the Board continues to retain confidence in the Manager to seek to achieve the Fund’s investment objective and carry out its investment strategies.

84         Travelers Series Fund Inc. 2005 Annual Report

Board Approval of Management Agreements (unaudited) (continued)

Smith Barney Mid Cap Core Portfolio

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all variable insurance products classified as “mid-cap core funds” by Lipper, showed that the Fund’s performance, as of March 31, 2005, for the 1-, 3- and 5-year periods were lower than the median. The Board noted that effective May 11, 2005, there had been a change in the portfolio management team managing the Fund. Based on their review, the Board continues to retain confidence in the Manager to seek to achieve the Fund’s investment objective and carry out its investment strategies.

Smith Barney Aggressive Growth Portfolio

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all variable insurance products classified as “multi-cap growth funds” by Lipper, showed that the Fund’s performance, as of March 31, 2005, for the 1-year period was lower than the median, the performance for the 3-year period was within the median range and the performance for the 5-year period was better than the median. Based on their review, the Board continues to retain confidence in the Manager to seek to achieve the Fund’s investment objective and carry out its investment strategies.

Smith Barney International All Cap Growth Portfolio

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all variable insurance products classified as “international growth funds” by Lipper, showed that the Fund’s performance, as of March 31, 2005, for the 1-year period was within the median range, while the 3-, 5- and 10-year periods was lower than the median. The Board noted the enhanced controls and quantitative tools utilized by the portfolio manager appeared to be helping to improve results. Based on their review, the Board continues to retain confidence in the Manager to seek to achieve the Fund’s investment objective and carry out its investment strategies.

Management Fees and Expense Ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) payable by the Fund to the Manager in light of the nature, extent and quality of the management services provided by the Manager. The Board also reviewed and considered whether fee waiver and/or expense reimbursement arrangements are currently in place and considered the actual fee rate (after taking any waivers and reimbursements into account) (the “Actual Management Fee”) and whether any fee waivers and reimbursements could be discontinued.

Additionally, the Board received and considered information comparing each Fund’s Contractual Management Fees and Actual Management Fee and each Fund’s overall expenses with those of funds in both the relevant expense group (“Expense Group”) and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees the Manager charged its other U.S. clients investing primarily in an asset class similar to that of the Funds including, where applicable, separate accounts.

Travelers Series Fund Inc. 2005 Annual Report         85

Board Approval of Management Agreements (unaudited) (continued)

The Manager reviewed with the Board the significant differences in scope of services provided to the Funds and to these other clients, noting that the Funds are provided with administrative services, office facilities, Fund officers (including the Funds’ chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Funds by other service providers. The Board considered the fee comparisons in light of the differences required to manage these different types of accounts. The Board received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a proposed framework of fees based on asset classes.

Management also discussed with the Board the current distribution arrangements. The Board was provided with information concerning revenues received by and certain expenses incurred by the Funds’ affiliated distributor and how the amount received by the distributor was expended.

Smith Barney Large Cap Value Portfolio

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of 9 variable insurance portfolio funds (including the Fund) classified as “large-cap value funds” by Lipper, showed that the Fund’s Contractual and Actual Management Fees were within the range of management fees paid by the other funds in the Expense Group and, indeed, were better than the median. The Board noted that the Fund’s actual total expense ratio was also better than the median. The Board concluded that this was acceptable.

Smith Barney Large Capitalization Growth Portfolio

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of 14 variable insurance portfolio funds (including the Fund) classified as “large-cap growth funds” by Lipper, showed that the Fund’s Contractual and Actual Management Fees were within the range of management fees paid by the other funds in the Expense Group and were within the median range. The Board noted that the Fund’s actual total expense ratio was better than the median. After discussion with the Board, the Manager offered to institute fee breakpoints effective November 1, 2005, acknowledging that the Fund is not yet large enough to realize the benefits of the new fee schedule. Breakpoints will help reduce the management fees of the Fund; as the Fund’s assets grow the impact of the breakpoints will increase.

Smith Barney Mid Cap Core Portfolio

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of 13 variable insurance portfolio funds (including the Fund) classified as “mid-cap core funds” by Lipper, showed that the Fund’s Contractual and Actual Management Fees were within the range of management fees paid by the other funds in the Expense Group and, indeed, were better than

86         Travelers Series Fund Inc. 2005 Annual Report

Board Approval of Management Agreements (unaudited) (continued)

the median. The Board noted that the Fund’s actual total expense ratio was also better than the median. And concluded that it was acceptable.

Smith Barney Aggressive Growth Portfolio

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of 12 variable insurance portfolio funds (including the Fund) classified as “multi-cap growth funds” by Lipper, showed that the Fund’s Contractual and Actual Management Fees were within the range of management fees paid by the other funds in the Expense Group but were higher than the median. The Board noted that the Fund’s actual total expense ratio was also within the range of total expenses paid by the other funds in the Expense Group and was within the median range. After discussion with the Board, the Manager offered to reduce the Contractual Management Fee and institute fee breakpoints effective November 1, 2005; as the Fund’s assets grow the impact of the breakpoints will become effective.

Smith Barney International All Cap Growth Portfolio

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its Expense Group, consisting of 11 variable insurance portfolio funds (including the Fund) classified as “international growth funds” by Lipper, showed that the Fund’s Contractual and Actual Management Fees were within the range of management fees paid by the other funds in the Expense Group and that the Contractual Management Fees were better than the median while the Actual Management Fees were within the median range. The Board noted that the Fund’s actual total expense ratio was better than the median. After discussion with the Board, the Manager offered to institute fee breakpoints effective November 1, 2005, acknowledging that the Fund is not yet large enough to realize the benefits of the new fee schedule. Breakpoints will help reduce the management fees of the Fund; as the Fund’s assets grow the impact of the breakpoints will increase.

Taking all of the above into consideration, the Board determined that for each of the Funds the Management Fee was reasonable in light of the nature, extent and quality of the services provided to the Board under the Management Agreement.

Manager Profitability

The Board received and considered a profitability analysis of the Manager and its affiliates in providing services to the Funds. The Board also received profitability information with respect to the CAM fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing the profitability data as well as a report from an outside consultant that had reviewed the Manager’s methodology. The Board determined that the Manager’s profitability was considered not excessive in light of the nature, extent and quality of the services provided to the Funds.

Travelers Series Fund Inc. 2005 Annual Report         87

Board Approval of Management Agreements (unaudited) (continued)

Economies of Scale

The Board received and considered information regarding whether there have been economies of scale with respect to the management of the Funds, whether the Funds have appropriately benefited from any economies of scale, and whether there is potential for realization of any further economies of scale. The Board considered whether economies of scale in the provision of services to the Funds were being passed along to the shareholders. The Board also considered whether alternative fee structures (such as with additional breakpoints at lower asset levels) would be more appropriate or reasonable taking into consideration economies of scale or other efficiencies. However, because of the nature of the Manager’s business, the Board could not reach definitive conclusions as to whether the Funds realize or might realize economies of scale or how great they may be.

The Board noted that, with the exception of Smith Barney Aggressive Growth Portfolio, none of the series of the Funds had yet reached the specified asset level at which a breakpoint to its Contractual Management Fee would be triggered. The Board noted that the Funds’ Contractual Management Fee contains breakpoints or was now proposed to contain breakpoints and, accordingly, reflects the potential for sharing economies of scale with shareholders as the funds grow. The Board considered whether the breakpoint fee structure was a reasonable means of sharing economies of scale or other efficiencies that might accrue from increases in asset levels. The Board also noted that as the Funds’ assets have increased over time, it has realized other economies of scale, as certain expenses, such as fees for Board members, auditors and legal fees, become a smaller percentage of overall assets.

The Board noted that for Smith Barney Aggressive Growth Portfolio, the fund’s asset level had exceeded the first breakpoint (or would exceed any proposed breakpoints) and, as a result, the fund and its shareholders realized or would realize economies of scale because the total expense ratio of the fund would be lower than if no breakpoints had been in place.

Other Benefits to the Manager

The Board considered other benefits received by the Manager and its affiliates as a result of their relationship with the Funds, including soft dollar arrangements, receipt of brokerage commissions and the opportunity to offer additional products and services to the Funds shareholders.

In light of the costs of providing investment management and other services to the Funds and the Manager’s ongoing commitment to the Funds, the profits and other ancillary benefits that the Manager and its affiliates received were considered reasonable.

Based on their discussions and considerations, including those described above, the Board members approved the Management Agreements to continue for another year. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreements.

88         Travelers Series Fund Inc. 2005 Annual Report

Board Approval of Management Agreements (unaudited) (continued)

Additional Information

On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which includes the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction resulted in the automatic termination of each Fund’s current management agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, each Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

On July 11, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 1, 2005, each Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason provided materials and information about Legg Mason, including its financial condition, asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members of the Board also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(ii) that, following the Transaction, CAM will be part of an organization focused on the asset management business;

(iii) that Legg Mason is an experienced and respected asset management firm, and that Legg Mason has advised the Board Members that (a) it may wish to combine certain CAM operations with those of certain Legg Mason subsidiaries; (b) it is expected that these combination processes will result in changes to portfolio managers or portfolio management teams

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Board Approval of Management Agreements (unaudited) (continued)

for a number of the CAM funds, subject to Board oversight and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams will remain in place; and (c) in the future, it may recommend that Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(iv) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(v) that CAM management and Legg Mason have advised the Board that following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund and their shareholders by the Adviser, including compliance services;

(vi) that Legg Mason has advised the Board that it has no present intention to alter the expense waivers and reimbursements currently in effect and, while it reserves the right to do so in the future, it would consult with the Board before making any changes;

(vii) that under the Transaction Agreement, Citigroup and Legg Mason have agreed not to take any action that is not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any “undue burden” on Fund shareholders under applicable provisions of the 1940 Act;

(viii) the assurances from Citigroup and Legg Mason that, for a three year period following the closing of the Transaction, Citigroup-affiliated broker-dealers will continue to offer each Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(ix) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason sponsored funds;

(x) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they have a financial interest in the matters that were being considered;

(xi) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remain principal underwriters of the Funds after the closing of the Transaction;

(xii) the fact that each Fund’s total advisory and administrative fees will not increase by virtue of the New Management Agreement, but will remain the same;

(xiii) the terms and conditions of the New Management Agreement, including the differences from the current management agreement, and the benefits of a single, uniform form of agreement covering these services;

(xiv) that the Funds would not bear the costs of obtaining shareholder approval of the New Management Agreement;

(xv) that each Fund would avail itself of permissions granted under certain licensing arrangements between Citigroup and Legg Mason that would permit the Fund (including any share classes thereof) to maintain its current name, as well as all logos, trademarks and service marks, related to Citigroup or any of its affiliates for some agreed upon time period after the closing of the Transaction ; and

(xvi) that, as discussed in detail above, within the past year the Board had performed a full annual review of the current management agreement as required by the 1940 Act. In

90         Travelers Series Fund Inc. 2005 Annual Report

Board Approval of Management Agreements (unaudited) (continued)

that regard, the Board, in its deliberations concerning the New Management Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, profitability, fall out benefits, fees and economies of scale and investment performance as it did when it renewed the current management agreement, and reached substantially the same conclusions.

Travelers Series Fund Inc. 2005 Annual Report         91

Additional Information (unaudited)

Information about Directors and Officers

The business and affairs of the Travelers Series Fund Inc. (“Company”) are managed under the direction of the Company’s Board of Directors. Information pertaining to the Directors and Officers of the Company is set forth below. The Statement of Additional Information includes additional information about each Fund’s Directors and is available, without charge, by calling 1-800-451-2010.

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Non-Interested Directors:
Robert A. Frankel 1961 Deergrass Way Carlsbad, CA 92009 Birth Year: 1927	Director	Since 1999	Managing Partner of Robert A. Frankel Managing Consultants; Former Vice President of The Readers Digest Association, Inc.	18	None

Michael E. Gellert 122 East 42nd Street 47th Floor New York, NY 10168 Birth Year: 1931	Director	Since 1999	General Partner of Windcrest Partners, a venture capital firm	11	Director of Dalet S.A., (a publicly held French company-media management programs), SEACOR Holdings, Inc. (offshore marine services provider) and Six Flags, Inc.

Rainer Greeven 630 5th Avenue Suite 1960 New York, NY 10111 Birth Year: 1936	Director	Since 1994	Attorney, Rainer Greeven PC	11	None

Susan M. Heilbron P.O. Box 557 Chilmark, MA 02535 Birth Year: 1945	Director	Since 1994	Owner/Consultant of Lacey & Heilbron, a public relations firm	11	None

92         Travelers Series Fund Inc. 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Interested Director:
R. Jay Gerken, CFA** Citigroup Asset Management (“CAM”) 399 Park Avenue, Mezzanine New York, NY 10022 Birth Year: 1951	Chairman, President and Chief Executive Officer	Since 2002	Managing Director of CAM; Chairman, President, Chief Executive Officer and Director of SBFM; President and Chief Executive Officer of certain mutual funds associated with CAM; Formerly Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996 to 2001) and Smith Barney Growth and Income Fund (from 1996 to 2000); formerly President, and Chief Executive Officer of Travelers Investment Adviser Inc. (“TIA”) (from 2002 to 2005)	171	None

Travelers Series Fund Inc. 2005 Annual Report         93

Additional Information (unaudited) (continued)

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Officers:
Andrew B. Shoup CAM 125 Broad Street 10th Floor New York, NY 10004 Birth Year: 1956	Senior Vice President and Chief Administrative Officer	Since 2003	Director of CAM; Senior Vice President and Chief Administrative Officer of certain mutual funds associated with CAM; Head of International Funds Administration of CAM (from 2001 to 2003); Director of Global Funds Administration of CAM (from 2000 to 2001); Head of U.S. Citibank Funds Administration of CAM (from 1998 to 2000)	N/A	N/A

James M. Giallanza CAM 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1966	Chief Financial Officer and Treasurer	Since 2004	Director of CAM; Chief Financial Officer and Treasurer of certain mutual funds associated with CAM; Director and Controller of the U.S. wholesale business at UBS Global Asset Management US, Inc. (from September 2001 to July 2004); Director of Global Funds Administration at CAM (from June 2000 to September 2001); Treasurer of the Lazard Funds (from June 1998 to June 2000)	N/A	N/A

Alan J. Blake CAM 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1949	Vice President and Investment Officer	Since 1998	Managing Director of CAM	N/A	N/A

Richard A. Freeman CAM 399 Park Avenue New York, NY 10022 Birth Year: 1953	Vice President and Investment Officer	Since 1999	Managing Director of CAM and Investment Officer of SBFM	N/A	N/A

94         Travelers Series Fund Inc. 2005 Annual Report

Additional Information (unaudited) (continued)

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Robert Feitler CAM 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1960	Vice President and Investment Officer	Since 2004	Director of CAM	N/A	N/A

Mark J. McAllister, CFA CAM 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1962	Vice President and Investment Officer	Since 2004	Managing Director of CAM	N/A	N/A

Jeffrey J. Russell CAM 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1957	Vice President and Investment Officer	Since 1994	Managing Director of CAM	N/A	N/A

Brian Angerame CAM 399 Park Avenue New York, NY 10022 Birth Year: 1972	Vice President and Investment Officer	Since 2005	Director of CAM; Formerly Portfolio manager of Prudential Investment Management (from 1997 to 2000)	N/A	N/A

Derek Deutsch CAM 399 Park Avenue New York, NY 10022 Birth Year: 1969	Vice President and Investment Officer	Since 2005	Director of CAM	N/A	N/A

Peter Stournaras CAM 399 Park Avenue New York, NY 10022 Birth Year: 1973	Vice President and Investment Officer	Since 2005	Director of CAM; Formerly senior consultant with Deloitte and Touche LLP.	N/A	N/A

Travelers Series Fund Inc. 2005 Annual Report         95

Additional Information (unaudited) (continued)

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Andrew Beagley CAM 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1962	Chief Anti-Money Laundering Compliance Officer Chief Compliance Officer	Since 2002 Since 2002	Chief Anti-Money Laundering Compliance Officer and Chief Compliance Officer of certain mutual funds associated with CAM, Managing Director of CAM (since 2005); Director of CAM (2000-2005); Director of Compliance, North America, CAM (2000-2005); Director of Compliance, Europe, the Middle East and Africa, CAM (from 1999 to 2000); Salomon Brothers Asset Management Limited, Smith Barney Global Capital Management Inc.; formerly Chief Compliance Officer of TIA (from 2002 to 2005)	N/A	N/A

Robert I. Frenkel CAM 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel, Global Mutual Funds for CAM and its predecessor (since 1994); Secretary of CFM (from 2001 to 2004); Secretary and Chief Legal Officer of mutual funds associated with CAM	N/A	N/A
*	Each Director and officer serves until his or her successor has been duly elected and qualified.
**	Mr. Gerken is an “interested person” of the Funds as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

96         Travelers Series Fund Inc. 2005 Annual Report

Important Tax Information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended October 31, 2005:

	SBLCV	SBLCG
Record Date: Payable Date:	12/27/2004 12/28/2004	12/27/2004 12/28/2004

Dividends Qualifying for the Dividends Received Deduction for Corporations	100.00%	100.00%

	SBAG	SBIACG
Record Date: Payable Date:	12/27/2004 12/28/2004	12/27/2004 12/28/2004

Foreign Source Income	—	96.12	%*

Foreign Taxes Paid Per Share	—	$0.017600

Long-Term Capital Gain Dividend	$0.049500	—

*	Expressed as a percentage of the cash distribution grossed-up for foreign taxes.

The foreign taxes paid represent taxes incurred by the Fund on income received by the Fund from foreign sources. Foreign taxes paid may be included in taxable income with an offsetting deduction from gross income or may be taken as a credit for taxes paid to foreign governments. You should consult your tax adviser regarding the appropriate treatment of foreign taxes paid.

Please retain this information for your records.

Travelers Series Fund Inc. 2005 Annual Report         97

Travelers Series Fund Inc.

DIRECTORS

Robert A. Frankel

Michael E. Gellert

R. Jay Gerken, CFA

Chairman

Rainer Greeven

Susan M. Heilbron

OFFICERS

R. Jay Gerken, CFA

President and Chief

Executive Officer

Andrew B. Shoup

Senior Vice President

and Chief

Administrative Officer

James M. Giallanza

Chief Financial Officer and Treasurer

Brian Angerame

Vice President and Investment Officer

Derek Deutsch

Vice President and Investment Officer

Peter Stournaras

Vice President and Investment Officer

Alan J. Blake

Vice President and Investment Officer

Robert Feitler

Vice President and Investment Officer

OFFICERS (continued)

Richard A. Freeman

Vice President and Investment Officer

Mark J. McAllister, CFA

Vice President and Investment Officer

Jeffrey J. Russell

Vice President and Investment Officer

Andrew Beagley

Chief Anti-Money Laundering Compliance Officer and Chief Compliance Officer

Robert I. Frenkel

Secretary and Chief Legal Officer

INVESTMENT MANAGER

Smith Barney Fund
    Management LLC

CUSTODIAN

State Street Bank and Trust     Company

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor Services, LLC

TRANSFER AGENT

PFPC Inc.

P.O. Box 9699

Providence, Rhode Island

02940-9699

This report is submitted for the general information of the shareholders of the Travelers Series Fund Inc. — Smith Barney Large Cap Value Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Mid Cap Core Portfolio, Smith Barney Aggressive Growth Portfolio and Smith Barney International All Cap Growth Portfolio.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

TRAVELERS SERIES FUND INC.

125 Broad Street

10th Floor, MF-2

New York, New York 10004

FDO3331 12/05	05-9444

Travelers Series Fund Inc.

Smith Barney Large Cap Value Portfolio

Smith Barney Large Capitalization Growth Portfolio

Smith Barney Mid Cap Core Portfolio

Smith Barney Aggressive Growth Portfolio

Smith Barney International All Cap Growth Portfolio

The Funds are separate investment funds of the Travelers Series Fund Inc., a Maryland corporation.

The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the Commission’s website at www.sec.gov. The Funds’ Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Funds, shareholders can call 1-800-451-2010.

Information on how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 and a description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Funds’ website at www.citigroupam.com and (3) on the SEC’s website at www.sec.gov.